Exhibit 10.1








                         LOAN AGREEMENT


                  Dated as of February 26, 1997


                          by and among


      EACH OF THE ENTITIES IDENTIFIED ON SCHEDULE 1 HERETO,
                           as Borrower,



                  SALOMON BROTHERS REALTY CORP.
                  as Agent and initial Lender,



              BANK LEUMI TRUST COMPANY OF NEW YORK
                      as Collateral Agent,



                      KRANZCO REALTY TRUST
                          as Guarantor,

                               and


                  Each Lender Signatory Hereto

                        TABLE OF CONTENTS


                                                             Page

                            ARTICLE I

 CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . .  2
 Section 1.1.  Definitions . . . . . . . . . . . . . . . . . .  2

                           ARTICLE II

 GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . 25
 Section 2.1.  The Loan. . . . . . . . . . . . . . . . . . . . 25
 Section 2.2.  Use of Proceeds . . . . . . . . . . . . . . . . 26
 Section 2.3.  Security for the Loan . . . . . . . . . . . . . 26
 Section 2.4.  Borrowers' Global Note. . . . . . . . . . . . . 26
 Section 2.5.  Interest. . . . . . . . . . . . . . . . . . . . 27
 Section 2.6.  Voluntary Prepayment. . . . . . . . . . . . . . 28
 Section 2.7.  Mandatory Prepayment Upon Release . . . . . . . 28
 Section 2.8.  Application of Payments After Event of Default. 29
 Section 2.9.  Method and Place of Payment . . . . . . . . . . 29
 Section 2.10.  Taxes. . . . . . . . . . . . . . . . . . . . . 29
 Section 2.11.  Release of Collateral. . . . . . . . . . . . . 29
 Section 2.12.  Central Cash Management. . . . . . . . . . . . 30
 Section 2.13.  Repair Reserve Account . . . . . . . . . . . . 34
 Section 2.14.  Security Agreement . . . . . . . . . . . . . . 34
 Section 2.15.  Mortgage Recording Taxes . . . . . . . . . . . 36
 Section 2.16.  General Collateral Agent Provisions. . . . . . 37
 Section 2.17.  Extension Options. . . . . . . . . . . . . . . 39

                           ARTICLE III

 CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . 40
 Section 3.1.  Conditions Precedent to Effectiveness . . . . . 40
 Section 3.2.  Execution and Delivery of Agreement . . . . . . 42
 Section 3.3.  Procedure for Disbursement of an Advance. . . . 42
 Section 3.4.  Information Delivery Requirements . . . . . . . 43
 Section 3.5.  Conditions Precedent to Each Disbursement of an
    Advance. . . . . . . . . . . . . . . . . . . . . . . . . . 45
 Section 3.6.  Conditions Precedent to Disbursement of an
    Advance on an Advance Closing Date on Which a Mortgaged
    Property Will be Added to Collateral . . . . . . . . . . . 47
 Section 3.7.  Acceptance of Borrowings. . . . . . . . . . . . 49
 Section 3.8.  Form of Loan Documents and Related Matters. . . 49

                           ARTICLE IV

 REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . 49
 Section 4.1.  Representations . . . . . . . . . . . . . . . . 49
 Section 4.2.  Advance Closing Date Representations. . . . . . 54
 Section 4.3.  Survival of Representations . . . . . . . . . . 59

                            ARTICLE V

 AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . 59
 Section 5.1.  Borrower Covenants. . . . . . . . . . . . . . . 59

                           ARTICLE VI

 NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 72
 Section 6.1.  Borrower Negative Covenants . . . . . . . . . . 72

                           ARTICLE VII

 DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
 Section 7.1.  Event of Default. . . . . . . . . . . . . . . . 74
 Section 7.2.  Remedies. . . . . . . . . . . . . . . . . . . . 76
 Section 7.3.  Remedies Cumulative . . . . . . . . . . . . . . 77
 Section 7.4.  Default Administration Fee. . . . . . . . . . . 77

                          ARTICLE VIII

 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 78
 Section 8.1.  Survival. . . . . . . . . . . . . . . . . . . . 78
 Section 8.2.  Lenders' Discretion . . . . . . . . . . . . . . 78
 Section 8.3.  Governing Law . . . . . . . . . . . . . . . . . 78
 Section 8.4.  Modification, Waiver in Writing.. . . . . . . . 79
 Section 8.5.  Delay Not a Waiver. . . . . . . . . . . . . . . 79
 Section 8.6.  Notices . . . . . . . . . . . . . . . . . . . . 79
 SECTION 8.7.  TRIAL BY JURY . . . . . . . . . . . . . . . . . 80
 Section 8.8.  Headings. . . . . . . . . . . . . . . . . . . . 80
 Section 8.9.  Assignment. . . . . . . . . . . . . . . . . . . 80
 Section 8.10.  Severability . . . . . . . . . . . . . . . . . 81
 Section 8.11.  Preferences. . . . . . . . . . . . . . . . . . 81
 Section 8.12.  Waiver of Notice . . . . . . . . . . . . . . . 81
 Section 8.13.  Remedies of Borrowers. . . . . . . . . . . . . 81
 Section 8.14.  Exhibits Incorporated. . . . . . . . . . . . . 81
 Section 8.15.  Offsets, Counterclaims and Defenses. . . . . . 81
 Section 8.16.  No Joint Venture or Partnership. . . . . . . . 82
 Section 8.17.  Waiver of Marshalling of Assets Defense. . . . 82
 Section 8.18.  Waiver of Counterclaim . . . . . . . . . . . . 82
 Section 8.19.  Conflict; Construction of Documents. . . . . . 82
 Section 8.20.  Brokers and Financial Advisors . . . . . . . . 82
 Section 8.21.  Counterparts . . . . . . . . . . . . . . . . . 83
 Section 8.22.  Estoppel Certificates. . . . . . . . . . . . . 83
 Section 8.23.  Payment of Expenses. . . . . . . . . . . . . . 83
 Section 8.24.  Non-Recourse . . . . . . . . . . . . . . . . . 83
 Section 8.25.  Confidentiality. . . . . . . . . . . . . . . . 84

                           ARTICLE IX

 AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
 Section 9.1.  Appointment, Powers and Immunities. . . . . . . 85
 Section 9.2.  Reliance by Agent . . . . . . . . . . . . . . . 85
 Section 9.3.  Defaults. . . . . . . . . . . . . . . . . . . . 85
 Section 9.4.  Rights as a Lender. . . . . . . . . . . . . . . 86
 Section 9.5.  Indemnification . . . . . . . . . . . . . . . . 86
 Section 9.6.  Non-Reliance on Agent and Other Lenders . . . . 86
 Section 9.7.  Failure to Act. . . . . . . . . . . . . . . . . 87
 Section 9.8.  Resignation or Removal of Agent . . . . . . . . 87
 Section 9.9.  Agency Fee. . . . . . . . . . . . . . . . . . . 87
 Section 9.10.  Consents under Lender Loan Documents . . . . . 87
 Section 9.11.  Notices, Reports and Other Communications. . . 87

Exhibits

  A     -   Assignment of Contracts, Licenses, Permits,
            Agreements, Warranties and Approvals (Form)
  B     -   Global Note (Form)
  C     -   Mortgage (Deed of Trust), Assignment of Leases and
            Rents, Security Agreement and Fixture Filing (Form)
  D     -   Management Agreement
  E     -   Manager's Consent and Subordination of Management
            Agreement (Form)
  F-1   -   Closing Date Opinion of Ballard Spahr Andrews &
            Ingersoll
            (Guarantor matters)
  F-2   -   Closing Date Opinion of Robinson Silverman Pearce
            Aronsohn & Berman LLP
            (Loan Document enforceability)
  G     -   Registered Note (Form)
  H     -   Financing Statements (Form)
  I     -   Lien Search Jurisdictions
  J     -   Guaranty (Form)
  K     -   Assignment of Rents and Leases (Form)
  L     -   Pledge Agreement (Form)



Schedules

 1      -   Borrowers
 2      -   Appraisers
 3      -   Ground Leases
 4      -   Rights of First Refusal, etc.


                         LOAN AGREEMENT


          THIS LOAN AGREEMENT, made as of February 26, 1997, is by and among SALOMON BROTHERS REALTY CORP., a New York corporation, having an address at Seven World Trade Center, New York, New York 10048, as agent for Lender (in such capacity, together with its successors and assigns in such capacity, "Agent"), each of the financial institutions signatory hereto that is identified as a "Lender" on the signature pages hereto or that, pursuant to Section 8.9 hereof shall become a "Lender" hereunder (individually, a "Lender" and collectively, the "Lenders"), each of the entities named on Schedule 1 hereto or which join this Agreement after the date of execution of this Agreement, each having an address at c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428 (each borrowing entity is hereinafter referred to individually as a "Borrower" and collectively as "Borrowers"), BANK LEUMI TRUST COMPANY OF NEW YORK, a New York corporation, having an address at 562 Fifth Avenue, Fifth Floor, New York 10036, as collateral agent for Agent ("Collateral Agent") and KRANZCO REALTY TRUST, a Maryland real estate investment trust, having an office at 128 Fayette Street, Conshohocken, PA 19428 ("Guarantor").

                            RECITALS

          WHEREAS, Borrowers desire to obtain a series of loans (each, an "Advance" and collectively, the "Loan") from Lender in an aggregate amount at any time outstanding of up to $50,000,000 (the "Loan Amount") in order to provide Borrowers and/or Affiliates of Borrowers with funds, among other things, (i) to acquire real property, (ii) for working capital, (iii) to pay certain fees and expenses associated with the Loan, and (iv) for other general corporate purposes;

          WHEREAS, Agent is unwilling to make the Loan unless (i) Borrowers join in the execution and delivery of this Agreement and the Loan Documents (hereinafter defined) which shall establish the terms and conditions of the Loan and of each Advance and (ii) Guarantor joins in the execution and delivery of the Guaranty (hereinafter defined) which shall establish the terms and conditions of the Guaranty;

          WHEREAS, Borrowers have agreed to establish certain accounts and to grant to Collateral Agent on behalf of, and for the benefit of, Lender a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.14;

          WHEREAS, Bank Leumi Trust Company of New York, in its capacity as Collateral Agent, is willing to join in the security agreement set forth in Section 2.14 by execution and delivery of this Agreement in that capacity.

          NOW, THEREFORE, in consideration of the making of the Loan by the initial Lender and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby covenant, agree, represent and warrant as follows:


                            ARTICLE I

                       CERTAIN DEFINITIONS

          Section 1.1.  Definitions.  For all purposes of this
Agreement: (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular; (2) all accounting terms have the meanings assigned to them in accordance with GAAP; (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and (4) the following terms have the following meanings:

          "Accepted Practices" means such general practices as commercial mortgage collateral agents or banks would follow in the normal course of their business in performing administrative and custodial duties with respect to collateral which is generally similar to the Account Collateral; provided, however, that "Accepted Practices" shall not be deemed to include any custodial practices now followed by Collateral Agent for any such collateral held for its own account to the extent that such practices are more stringent than the practices followed by commercial collateral agents or banks generally.

          "Account Collateral" has the meaning provided in
Section 2.14(a).

          "Accounts" means all accounts (as defined in the UCC), now owned or hereafter acquired by Borrowers, and arising out of or in connection with, the operation of the Mortgaged Property and all other accounts described in the Management Agreement and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments, Documents or other rights to payment and all forms of obligations owing at any time to Borrowers thereunder, whether now existing or hereafter created or otherwise acquired by or on behalf of Borrowers, and all Proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing. Without limiting the generality of the foregoing, the term "Accounts" shall include all of Borrowers' right, title and interest in and to:

          (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property;

         (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrowers or any operator or manager of the Mortgaged Property (arising out of or in connection with, directly or indirectly, the Mortgaged Property) or other commercial space located at the Mortgaged Property or acquired from others (including, without limitation, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance);

        (iii) all sums of money, and all instruments, documents and securities held in any accounts of Borrowers in connection therewith, or any demand, time, savings or other account maintained by Borrowers with any bank or certificate of deposit issued by any bank with the proceeds of such account;

        (iv) all of the records and books of account now or hereafter maintained by or on behalf of Borrowers or Manager in connection with the operation of the Mortgaged Property;
     and

         (v)  the Collection Account and the Repair Reserve
     Account.

          "Activity Statement" and "Activity Statement Date" have the meaning provided in Section 2.12(d).

          "Adjusted Operating Expenses" means, as of any date of calculation, the accrued Operating Expenses with respect to the Mortgaged Property (calculated on an individual Mortgaged Property basis and aggregated) during the most recent twelve (12) month period for which such information was furnished to Agent pursuant to Section 2.12(e) hereof, adjusted by Agent to reflect
(i) expenses for management fees equal to the greater of actual management fees and 3% of Gross Revenues, (2) an annual minimum replacement reserve in an amount reasonably determined by Agent,
(3) a normalized annual TI Costs and Leasing Commissions reserve as reasonably determined by Agent and (4) material increases in future Operating Expenses as reasonably projected by Agent.

          "Adjusted Operating Revenue" means, as of any date of calculation, the sum of (A) the Operating Revenues reasonably projected to be received with respect to the Mortgaged Property during the twelve (12) month period beginning on the first day of the following month and ending on the last day of the month in which such calculation is being made in the following year on a pro forma basis, based solely upon the base rent portion of the Rents due pursuant to executed Leases for part or all of such period, for tenants which either are in occupancy from a current rent roll or have yet to occupy the related space and in any such case are not in monetary or other material default under such Leases as of such date of calculation and (B) the lesser of (i) the actual recoveries and other recurring income which were received with respect to the Mortgaged Property during the prior twelve (12) month period for which such information was furnished to Agent pursuant to Section 2.12(e) hereof and (ii) the amount of recoveries and other recurring income reasonably projected to be received with respect to the Mortgaged Property during the period referred to in clause (A) above on a pro forma basis based solely on executed Leases for part or all of such period, for tenants which either are in occupancy from a current rent roll or have yet to occupy the related space and in any such case are not in monetary or other material default under such Leases as of such date of calculation, as the same are adjusted by Agent to reflect (1) a credit loss/vacancy allowance equal to the greatest of 5%, actual vacancy or comparable market vacancy as reasonably determined by Agent, and (2) with respect to the projected Operating Revenues described in (A) above only, reduction of above market rents to market, as reasonably determined by Agent. Adjusted Operating Revenue shall be calculated on an individual Mortgaged Property basis and in aggregate.

          "Adjusted Property Net Cash Flow" for any period shall mean the amount by which Adjusted Operating Revenue exceeds
Adjusted Operating Expenses for such period.

          "Advance" has the meaning provided in the Recitals hereto.

          "Advance Closing Date" means the Closing Date and each other date on which an Advance is made pursuant to Section 3.3(c) hereunder.

          "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Agent" has the meaning provided in the first paragraph of this Agreement.

          "Agreement" means this Loan Agreement, together with any Schedules and Exhibits hereto, as the same may from time to time hereafter be modified, supplemented or amended.

          "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Mortgaged Property as of the Advance Closing Date on which such Mortgaged Property becomes subject to the Lien of the related Mortgage, as such amounts may be adjusted by Agent on behalf of Lender from time to time, such adjustments to be based upon, without limitation, revised Adjusted Property Net Cash Flow, Appraisals and a Material Adverse Effect.

          "Application Letter" means the letter dated January 17, 1997 entered into between Kranzco Realty Trust and the initial
Lender.

          "Appraisal" means an appraisal with respect to a Mortgaged Property prepared by an Appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act and using customary valuation methods such as the income, sales/market and cost approaches, as any of the same may be updated by recertification from time to time by the Appraiser performing the appraisal.

          "Appraiser" means any of the MAI appraisers set forth on Schedule 2 to this Agreement.

          "Assignment" has the meaning provided in
Section 5.1(V).

          "Assignment of Rents and Leases" means, with respect to each Mortgaged Property, an Assignment of Rents and Leases, in the form attached hereto as Exhibit K, dated as of the date hereof, granted by the respective Borrower to the initial Lender with respect to the Leases, as same may hereafter from time to time be supplemented, amended, modified or extended.

          "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) Impositions and
(ii) insurance premiums for policies of insurance required to be maintained pursuant to this Agreement or the other Loan Documents (including the allocable portion of any insurance premiums under policies covering properties in addition to the Mortgaged Property).

          "Borrower" and "Borrowers" have the meanings provided in the first paragraph of this Agreement and such terms shall be deemed to include any Leasehold Borrower.

          "Business Day" means any day other than a Saturday and a Sunday and a day on which federally insured depository institutions in the State of New York or Pennsylvania are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

          "Capital Event Proceeds" means, with respect to any Mortgaged Property which has been the subject of a Transfer, the excess of Liquidation Proceeds received by Borrower with respect to such Mortgaged Property over Liquidation Expenses incurred with respect thereto.

          "Capital Improvement Costs" means costs incurred by Borrower in connection with replacements and capital repairs required to be made to the Mortgaged Property (including, without limitation, repairs to the structural components, roofs, building systems, parking lots, TI Costs and Leasing Commissions).

          "Change of Control" means (i) the sale or transfer by Guarantor of a majority of the direct or indirect right to distributions from a Borrower in the aggregate to a Person or Persons who are not controlled, directly or indirectly, by the Guarantor or (ii) the sale or transfer by Guarantor of a majority of the direct or indirect voting rights in a Borrower to a Person or Persons who are not controlled, directly or indirectly, by the Guarantor.

          "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1, such date being February 27, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Collateral" means, collectively, the Ground Leases, Land, Improvements, Contracts, Documents, Trademarks, Equipment, Leases, Rents, Accounts, General Intangibles, Instruments, Inventory, Money and rights to payment from Persons arising from the operation of the Mortgaged Property and all Proceeds, and (to the full extent assignable) Permits, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Agent or in favor of Collateral Agent on behalf of Lender as security for the Loan.

          "Collateral Agent" means Bank Leumi Trust Company of
New York or such Person's successor in interest or other successor.

          "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage, given as security for the Loan (including, without limitation, the Pledge
Agreement, the Management Subordination and the Contract
Assignment, as same may be amended or modified from time to
time).

          "Collection Account" has the meaning provided in
Section 2.12(a).

          "Collection Period" means, with respect to any Payment Date, the period beginning on the immediately preceding Payment Date and ending on the day prior to such Payment Date; provided, however, that in the case of the first Payment Date, the "Collection Period" shall be the period from the Closing Date to the day prior to such Payment Date.

          "Commitment Fee" has the meaning provided in the Application Letter.

          "Condemnation Proceeds" means, in the event of a Taking with respect to the Mortgaged Property, the proceeds in respect of such Taking.

          "Contingent Obligation" means, as used in the definition of Other Borrowings, any obligation of a Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner. Without limiting the generality of the foregoing, the term "Contingent Obligation" shall include any obligation of such Borrower, whether or not contingent:

          (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

         (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor;

        (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

         (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Borrower is required to perform thereunder) as determined by Agent in good faith.

          "Contract Assignment" means, with respect to each Mortgaged Property, the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals in the form attached hereto as Exhibit A, dated as of the Closing Date and executed by the related Borrower.

          "Contracts" means the Management Agreement and all other agreements to which a Borrower is a party, of which such Borrower is a beneficiary or which are assigned to such Borrower by Manager in the Management Agreement and which are executed in connection with the construction, operation and management of the Mortgaged Property (including, without limitation, agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired), as any such agreements have been or may be from time to time amended, supplemented or otherwise modified.

          "Debt Service Coverage" means the ratio, expressed as a percentage to two decimal places, of Adjusted Property Net Cash
Flow to Loan Debt Service.

          "Debt Service Coverage Test" means a test which shall be satisfied if the Adjusted Property Net Cash Flow at the time of determination is at least equal to the product of 1.50 and the Loan Debt Service.

          "Debt Service Coverage/Property Release Test Date" means the twenty-fifth (25th) day of each month (or, if such day is not a Business Day, the next succeeding Business Day) until the Loan is repaid in full.

          "Debt Service Deposit Amount" means, as of any Payment Date, the sum of (i) the interest payments that are due and payable in accordance with the Global Note on such Payment Date,
(ii) the principal payments, if any, that are due and payable pursuant to Section 2.7(b) on such Payment Date and (iii) any other amounts under this Agreement, the Global Note, the Loan Documents or the Fee Letter due on such Payment Date.

          "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

          "Default Administration Fee" means an amount equal to the product of (x) 1% and (y) the Principal Indebtedness as of the date the Default Administration Fee becomes payable;
provided, that the Default Administration Fee shall not be payable in the circumstance described in Section 7.4.

          "Default Rate" means the per annum interest rate equal to 5.0% per annum in excess of the rate otherwise applicable hereunder.

          "Deposit Account" has the meaning provided in Section
2.12(a).

          "Deposit Bank" has the meaning provided in Section
2.12(a).

          "Documents" means all "documents" as defined in the UCC or other receipts covering, evidencing or representing goods now owned or hereafter acquired by a Borrower.

          "Eligible Account" means a separate and identifiable account from all other funds held by the holding institution that is: (i) an account maintained with a federal or state chartered depository institution or trust company whose (1) commercial paper, short-term debt obligations or other short-term deposits (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the commercial paper, short-term debt obligations or other short-term deposits of such holding company) are rated by the Rating Agency(ies) not less than "A-1" (or the equivalent), if the deposits are to be held in the account for less than thirty (30) days or (2) long-term unsecured debt obligations are rated at least "AA-" (or the equivalent), if the deposits are to be held in the account more than thirty (30) days, (ii) an account the deposits in which are fully insured by the FDIC or (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations
Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. Following a downgrade, withdrawal, qualification or suspension of such institution's rating, each account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted.

          "Engineer" means Edward H. Kuljian Associates, Inc. and
EMG or such other independent Engineer as shall be approved by Agent.

          "Engineering Report" means the structural engineering reports with respect to the Mortgaged Property prepared by an Engineer and delivered to Agent in connection with the Loan and any amendments or supplements thereto delivered to Agent.

          "Environmental Auditor" means EMG or such other independent environmental auditor as shall be approved by Agent.

          "Environmental Claim" means any notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication (whether written or oral) by any Person or Governmental Authority alleging or asserting liability with respect to a Borrower, Manager or the Mortgaged Property (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance at any location (whether or not owned, managed or operated by such Borrower or Manager), (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or
(iii) any alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the environment, human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances.

          "Environmental Reports" means a "Phase I Environmental Site Assessment" (and, if necessary, a "Phase II Environmental Site Assessment") as referred to in the ASTM Standard Practice for Environmental Site Assessments: Phase 1 Environmental Site Assessment Process, E 1527-94 and an asbestos survey, with respect to the Mortgaged Property, prepared by an Environmental Auditor and delivered to Agent and any amendments or supplements thereto delivered to Agent.

          "Equipment" means all "equipment" as defined in the UCC, now or hereafter owned by a Borrower or in which such Borrower has or shall acquire an interest, now or hereafter located on, attached to or contained in or used in connection with the Mortgaged Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by such Borrower and now or hereafter used in the operation of the business conducted at the Mortgaged Property, and all Proceeds thereof and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by such Borrower and used in connection with, or with the operation of, the Mortgaged Property or the buildings, structures, or other improvements now or hereafter located at the Mortgaged Property, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Mortgaged Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing, but exclusive of those items which are property of tenants of the Mortgaged Property.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

          "Event of Default" has the meaning provided in
Section 7.1.

          "Exchange Act" has the meaning provided in
Section 5.1(R)(iv).

          "Extended Maturity Date" has the meaning provided in
Section 2.17.

          "Extension Conditions" has the meaning provided in
Section 2.17.

          "Extension Fee" has the meaning provided in
Section 2.17.

          "Extension Notice" has the meaning provided in
Section 2.17.

          "Extension Option" has the meaning provided in
Section 2.17.

          "Fee Letter" means the letter entered into by and among Guarantor and Collateral Agent, with respect to the fees of Collateral Agent under this Agreement.

          "Financial Covenants" has the meaning provided in the Guaranty.

          "Fiscal Year" means the 12-month period ending on December 31st of each year (or, in the case of the first fiscal year, such shorter period from the Closing Date through such date) or such other fiscal year of Borrowers as Borrowers may select from time to time upon notice to Agent on behalf of Lenders.

          "Fund" has the meaning provided in the definition of "Permitted Investments."

          "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "General Intangibles" means all "general intangibles" as defined in the UCC, now owned or hereafter acquired by a Borrower. Without limiting the generality of the foregoing, the term "General Intangibles" shall include:

         (i) all obligations or indebtedness owing to such Borrower from whatever source arising (other than Accounts, Rents, Instruments, Inventory, Money, Contracts, Documents,
     Trademarks and Permits);

        (ii) all unearned premiums accrued or to accrue under all insurance policies for the Mortgaged Property obtained by such Borrower, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims (including, without limitation, proceeds of insurance, condemnation awards, and all rights of such Borrower to refunds of real estate taxes and assessments);

       (iii)   all royalties and license fees;

        (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto;

         (v) all rights or claims in respect of refunds for taxes paid; and

        (vi) all rights in respect of any pension plan or similar arrangement maintained for employees of such Borrower.

          "Global Note" means the global note, substantially in the form of Exhibit B hereto, made by Borrowers to the initial
Lender pursuant to this Agreement, as such note may be modified, amended, supplemented or extended.

          "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Gross Revenue" means, for any period, the total dollar amount of all income and receipts received in the ordinary course of business with respect to the Mortgaged Property (including, without limitation, all Rents, Money and Proceeds of any Accounts), but excluding Loss Proceeds and Proceeds from any Transfer of the Mortgaged Property.

          "Ground Lease" means each of those ground leases described on Schedule 3 hereto between the applicable landlord, and the applicable Leasehold Borrower, as tenant, as the same may be supplemented, amended, modified, renewed or extended.

          "Ground Lease Impairment" means with respect to a Ground Lease: (i) any termination, cancellation or surrender affecting any Ground Lease (in each case in whole or in part and whether or not pursuant to an express right contained in the Ground Lease); (ii) any modification, amendment, supplementation, or other change materially and adversely affecting any Ground Lease; (iii) any subordination, or consent to the subordination of, any Ground Lease to any mortgage or other Lien encumbering (or that may in the future encumber) the estate of the lessor under the Ground Lease in any premise(s) demised to a Leasehold Borrower under a Ground Lease; or (iv) a Leasehold Borrower's delivery of any notice to any lessor under a Ground Lease that impairs or is reasonably projected to impair, or purports to limit the exercise of, Lender's rights and remedies under the related leasehold Mortgage or the applicable Ground Lease in any material respect, whether caused by a Leasehold Borrower or suffered or permitted to occur by a Leasehold Borrower.

          "Ground Rent" means any and all payments required of a Leasehold Borrower under a Ground Lease, including base rent, fixed rent, additional rent, and any other payments, sums or charges payable or required to be paid, whether to the ground lessor or to a third party, under a Ground Lease.

          "Guaranty" means, with respect to the Loan, the Guaranty Agreement in the form attached hereto as Exhibit J, dated as of the Closing Date and executed by Guarantor.

          "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Mortgaged Property, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) a Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on such Borrower for the privilege of doing business in the jurisdiction in which the Mortgaged Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender, (ii) the Mortgaged Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of the Mortgaged Property or any part thereof, or the acquisition or financing of the acquisition of the Mortgaged Property by such Borrower; provided, that "Impositions" shall not include sales tax on sales by tenants or income taxes of tenants at the Mortgaged Property.

          "Improvements" means all buildings, structures, fixtures and improvements of every nature whatsoever situated on the Land on the Closing Date or thereafter (including, without limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements and including any additions, enlargements, extensions, modifications, repairs or replacements thereto, but exclusive of those items which are the property of the tenants (other than Leasehold Borrowers) of the Mortgaged Property).

          "Indebtedness" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Global Note, the Mortgage or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Global Note or any of the other Loan Documents.

          "Indemnified Liabilities" has the meaning set forth in
Section 5.1(J).

          "Indemnified Parties" has the meaning set forth in
Section 5.1(I).

          "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower, and (ii) is not connected with any Borrower or any Affiliate of any Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions; provided, that, notwithstanding the foregoing, the shareholders of Guarantor shall be deemed "Independent" of Borrowers under this Agreement.

          "Index Maturity" has the meaning set forth in the definition of LIBOR.

          "Instruments" means (i) all "instruments" as defined in the UCC, "chattel paper" as defined in the UCC, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by a Borrower in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files of such Borrower relating thereto) and (ii) notes or other obligations of indebtedness owing to such Borrower from whatever source arising, in each case now owned or hereafter acquired by such Borrower.

          "Insurance Proceeds" means, in the event of a casualty with respect to the Mortgaged Property, the proceeds received under any insurance policy.

          "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or the Mortgages and all material regulations and then current standards applicable to or affecting the Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Mortgaged Property, or such other body exercising similar functions.

          "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date; provided, however, that the first Interest Accrual Period for the Loan shall be from the initial Advance Closing Date to but excluding the first Payment Date.

          "Interest Determination Date" means, in connection with the calculation of interest accrued for any Interest Accrual
Period, the second Business Day preceding the first day of such Interest Accrual Period.

          "Inventory" means all "inventory" as defined in the UCC, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all Documents representing the same and all Proceeds and products of such Inventory. Without limiting the generality of the foregoing, the term "Inventory" shall include, without limitation:

          (i) all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by a Borrower for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto); and

         (ii) all rights and claims of such Borrower against anyone who may store or acquire the Inventory for the account of such Borrower, or from whom such Borrower may purchase the Inventory.

          "Land" has the meaning provided in the Mortgages.

          "Leasehold Borrower" means each of the Borrowers identified as such on Schedule 3 hereto.

          "Leases" means all leases, subleases, lettings, occupancy agreements, tenancies and licenses by a Borrower as landlord or sublandlord of the related Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

          "Leasing Commissions" means leasing commissions incurred by a Borrower in connection with leasing or subleasing the related Mortgaged Property.

          "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either the Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting the Mortgaged Property or any part thereof (including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof).

          "Lender" has the meaning provided in the first paragraph of this Agreement.

          "LIBOR" means the rate per annum calculated as set forth below:

          (i) On each Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of one month (the "Index Maturity"), commencing on such Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Telerate Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant Interest Accrual Period will be determined as described in (ii) below.

         (ii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above, LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date. If, in turn, such rate is not displayed on the Reuters Screen LIBO Page at such time, then LIBOR for such date will be obtained from the preceding Business Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

        (iii) If on any Interest Determination Date Agent is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date or, in the case of the first Interest Determination Date, 5.38%.

All percentages resulting from any calculations of LIBOR referred to in this Agreement will be rounded to the nearest multiple of 1/100 of 1% (with one-half of 1/100 of 1% or more being rounded upwards) and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Mortgaged Property or any portion thereof or a Borrower, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances).

          "Liquidation Expenses" means the following expenses paid directly by a Borrower to Persons who are generally in the business of providing goods and services of the type provided and who are not Affiliates of any Borrower incurring such expenses:
(a) sales brokerage expenses; (b) other costs of conveyance customarily paid by a seller of commercial properties of the type sold in the applicable geographic area (including, any applicable state and local transfer or franchise taxes); and (c) other expenses approved in writing by Agent as costs reasonably incurred in connection with such sale or conveyance; provided, in each case that such expenses are reasonable for the types of goods and services provided in the applicable geographical area.

          "Liquidation Proceeds" means the aggregate cash amount received by any Borrower or its designee (i) in connection with a sale or refinancing of all or any portion of a Mortgaged Property, or (ii) in any other manner with respect to the liquidation of all or any portion of a Mortgaged Property (including, without limitation, the proceeds of the disposition of any non-cash consideration received in connection with such liquidation).

          "Loan" means the loan made by initial Lender to Borrowers pursuant to the terms of this Agreement.

          "Loan Amount" has the meaning provided in the Recitals to this Agreement.

          "Loan Debt Service" means the product of the Market
Constant and the outstanding Principal Indebtedness.

          "Loan Documents" means this Agreement, the Global Note, any Registered Note, the Guaranty, the Mortgages, the Management Agreement, the Management Subordinations, the Contract Assignments, the Pledge Agreement, the Assignments of Leases and Rents and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrowers, Guarantor, Manager or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgages or the other documents listed above as same may be amended or modified from time to time.

          "Loss Proceeds" means Condemnation Proceeds and/or
Insurance Proceeds.

          "Management Agreement" means, with respect to each Mortgaged Property, each Management Agreement entered into between the related Borrower and Manager, in the form attached hereto as Exhibit D, or in such other form as may be approved by Agent, as such agreement may be amended, modified or supplemented and in effect from time to time.

          "Manager" means Kranzco Realty Trust or its successor in interest.

          "Management Subordination" means each Manager's Consent and Subordination of Management Agreement attached hereto as Exhibit E, dated as of the Closing Date, executed by Manager, each Borrower and Agent.

          "Managing Entity" means, with respect to any Borrower that is a limited partnership or limited liability company, the general partner or the managing member, respectively, of such Borrower.

          "Market Constant" means the highest of (a) the current annual interest rate on the Loan adjusted to reflect amortization on a twenty-five (25) year schedule, (b) 10% and (c) the U.S.
Treasury Rate plus 220 basis points adjusted to reflect amortization on a twenty-five (25) year schedule.

          "Material Adverse Effect" means a material adverse effect upon (i) the business operations, properties, assets or condition (financial or otherwise) of Borrowers taken as a whole,
(ii) the ability of Borrowers to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of the Mortgaged Property taken as a whole or the operation thereof.

          "Maturity Date" means the earlier of (a) the Original Maturity Date, or if such date has been extended pursuant to the provisions of Section 2.17 hereof, the Extended Maturity Date, or
(b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

          "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation by any Borrower of the related Mortgaged Property.

          "Monthly Statement" has the meaning provided in Section
2.12(d).

          "Mortgage" means, with respect to any Mortgaged Property, a first priority Mortgage (or Deed of Trust), Assignment of Leases and Rents, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit C, dated as of the applicable Advance Closing Date, granted by the related Borrower to Lender with respect to such Mortgaged Property as security for the Loan, as same may hereafter from time to time be supplemented, amended, modified or extended.

          "Mortgaged Property," individually and in the aggregate, means, at any time, the Ground Leases, the Land, the Improvements, the Personalty, the Leases, the Rents, the Property Agreements and the Equipment (to the extent the same shall be deemed to be fixtures), and all rights, titles, interests and estates appurtenant thereto, encumbered by, and more particularly described in, the applicable Mortgage.

          "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Net Proceeds" means either (x) the purchase price (at foreclosure or otherwise) actually received by Agent from a third party purchaser with respect to the Mortgaged Property, as a result of the exercise by Agent of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or
(y) in the event that Agent is the purchaser at foreclosure of the Mortgaged Property, the higher of (i) the amount of Agent's credit bid or (ii) such amount as shall be determined in accordance with applicable law, and in either case minus all customary and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and any brokerage fees, if applicable) incurred by Agent in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgage or applicable law.

          "New Ground Lease" means, after the termination or expiration of any Ground Lease, any new, replacement or substitute Ground Lease issued to or obtained by Lender or its designees with respect to or in place of the terminated Ground Lease, whether pursuant to any provision of the terminated Ground Lease or otherwise.

          "New Mortgaged Property" means any Ground Lease, Land, Improvements, Personalty, Leases, Rents, Property Agreements and Equipment (to the extent the same shall be deemed fixtures), and all rights, titles, interests and estates appurtenant thereto, which a Borrower proposes to encumber by a Mortgage at any time after the initial Advance Closing Date.

          "Officer's Certificate" means a certificate delivered to Agent by a Borrower which is signed by an authorized officer of the Managing Entity of such Borrower or by an authorized officer of such Borrower, as the case may be.

          "Operating Budget" means, with respect to any Fiscal Year, the operating budget for the Mortgaged Property reflecting Borrowers' projections of Gross Revenues, property expenses and Capital Improvement Costs (separately identifying TI Costs and Leasing Commissions) for the Mortgaged Properties for such Fiscal Year on an annual and monthly basis and submitted by Borrowers to Agent in accordance with the provisions of Section 5.1(R)(vii).

          "Operating Expenses" means, for any period of calculation, all expenditures incurred by Borrowers and required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair and/or leasing of the Mortgaged Property. Notwithstanding the foregoing, Operating Expenses shall not include (a) Capital Improvement Costs, (b) any extraordinary items (unless Agent and Borrowers approve of the inclusion of such items), (c) depreciation, amortization and other non-cash charges, (d) Ground Rent to the extent any Ground Lease is subordinate to the Lien of the related Mortgage or (e) any payments made by Borrowers in connection with the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting.

          "Operating Revenues" means, for any period, all regular ongoing income during such period from the operation of the Mortgaged Property which, in accordance with GAAP, is included in Borrowers' annual financial statements as operating income. Notwithstanding the foregoing, Operating Revenues shall not include (a) any Loss Proceeds (other than business interruption proceeds or Condemnation Proceeds in connection with a temporary Taking and, in either case, only to the extent allocable to such period or other applicable reporting period), (b) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of the Mortgaged Property, (c) any Rent attributable to a Lease either prior to the date on which the actual payment of Rent is required to be made thereunder or to the extent such Rent would not qualify as Operating Revenues under the cash basis of accounting, (d) any interest income from any source, or (e) any other extraordinary items. Operating Revenues shall be calculated on the accrual basis of accounting.

          "Organizational Documents" means, with respect to each Borrower that is a limited partnership or limited liability company, the partnership agreement, or operating or limited liability company agreement, of such Borrower, and with respect to each Borrower that is a corporation, the articles or certificate of incorporation and the by-laws of such Borrower, as such documents may be amended and restated from time to time.

          "Original Maturity Date" has the meaning provided in
Section 2.17.

          "Origination Fee" means 1.50% of the amount of an Advance, which Origination Fee shall be payable on the Advance Closing Date with respect to such Advance; provided, however that Borrower shall receive a credit against the first Origination Fees due and payable hereunder in an aggregate amount equal to the Commitment Fee paid by Borrower to Lender on the Closing Date.

          "Other Borrowings" means, with respect to any Borrower, without duplication (but not including the Indebtedness) (i) all indebtedness of such Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Borrower and, without duplication, all unreimbursed amounts drawn thereunder,
(iv) all indebtedness of such Borrower secured by a Lien on any property owned by such Borrower (whether or not such indebtedness has been assumed), (v) all Contingent Obligations of such Borrower, (vi) liabilities and obligations for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation (other than the Ground Leases), (vii) liabilities and obligations representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors and
(viii) all payment obligations of such Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

          "Participation" has the meaning provided in Section
5.1(V).

          "Payment Date" has the meaning provided in Section 2.5.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property).

          "Permitted Encumbrances" means, with respect to the Mortgaged Property, collectively, (i) the Lien created by the Mortgages or the other Loan Documents of record, (ii) all Liens and other matters disclosed on the Title Insurance Policy concerning the Mortgaged Property, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the Mortgages, (iv) mechanic's or materialmen's Liens, if any, being contested in good faith and by appropriate proceedings in accordance with the Mortgages, (v) rights of existing and future tenants and residents as tenants only pursuant to Leases and (vi) Liens permitted pursuant to
Section 6.1(C).

          "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

          (iii) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which are rated in the highest short-term rating category by the Rating
     Agency(ies);

          (iv) fully Federal Deposit Insurance Corporation-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short-term obligations of which are rated in the highest short-term rating category by the Rating Agency(ies);

          (v) debt obligations with maturities of not more than 365 days and rated by the Rating Agency(ies) in its highest long-term unsecured rating category;

          (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 270 days and that is rated by the Rating Agency(ies) in their highest short-term unsecured debt rating;

          (vii)  the Federated Prime Obligation Money Market Fund
     (the "Fund") so long as the Fund is rated "AAA" by the Rating Agency(ies); and

          (viii) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, which Agent shall have approved in writing;

provided, however, that the investments described in clauses (i) through (vi) above must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity; and provided, further, that, in the judgment of Agent, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if such instrument or security evidences (x) a right to receive only interest payments or (y) the right to receive principal and interest payments derived from an underlying investment at a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Personalty" means all right, title and interest of a Borrower in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character (including such items of personal property as defined in the UCC), now owned or hereafter acquired by such Borrower and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Mortgaged Property or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property (including, without limitation, furniture, furnishings, Equipment, machinery, money, insurance proceeds, Accounts, contract rights, Trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of such Borrower under leases of fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of such Borrower with any Governmental Authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs).

          "Plan" means an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which such Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five-year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or
Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

          "Pledge Agreement" means that certain Pledge Agreement, in the form attached hereto as Exhibit L, dated as of the Closing Date, by each of the principals of each Borrower, collectively as pledgor, to the initial Lender, as pledgee, as the same may thereafter from time to time be supplemented, amended, modified or extended.

          "Principal Indebtedness" means the principal amount of the Loan outstanding from time to time.

          "Proceeds" shall have the meaning given in the UCC and, in any event, shall include, without limitation, all proceeds, product, offspring, rents, profits or receipts, in whatever form, arising from the Collateral. Without limiting the generality of the foregoing, the term "Proceeds" shall include:

          (i) cash, Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral or the Mortgaged
     Property;

         (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Collateral or the Mortgaged Property (including, without limitation, all claims of a Borrower against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral or the Mortgaged Property now existing or hereafter arising);

        (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Borrower from time to time with respect to any of the Collateral or the Mortgaged
     Property;

         (iv) any and all payments (in any form whatsoever) made or due and payable to such Borrower from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or the Mortgaged Property by any Governmental Authority (or any Person acting under color of Governmental Authority); and

          (v) any and all other amounts from time to time paid or payable to or on behalf of such Borrower under or in connection with any of the Collateral or the Mortgaged
     Property.

          "Property Release Test" means a test which shall be satisfied if, after the release of a Mortgaged Property from the Lien of the Mortgage encumbering said Mortgaged Property, with respect to the remaining Mortgaged Property, (i) no individual remaining Mortgaged Property's contribution to the aggregate Adjusted Property Net Cash Flow exceeds 20%, (ii) the five (5) largest remaining Mortgaged Properties' contribution (based on Adjusted Property Net Cash Flow) to the aggregate Adjusted Property Net Cash Flow does not exceed 50%, and (iii) the remaining Mortgaged Properties in any single state do not contribute more than 40% of the aggregate Adjusted Property Net Cash Flow.

          "Quarterly Statement" has the meaning provided in
Section 2.12(e).

          "Rating Agencies" means at least two of Fitch Investors
Service, L.P., Moody's Investors Service, Inc., Duff & Phelps
Credit Rating Co. and Standard & Poor's Ratings Services.

          "Registered Notes" has the meaning provided in Section
2.4(b).

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

          "Rents" means all income, rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (other than security deposits) and other benefits from the Mortgaged Property payable to or receivable by a Borrower. Without limiting the generality of the foregoing, the "Rents" shall include all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by such Borrower and which are payable to or receivable by such Borrower (including, without limitation, from the rental of any office space, retail space, warehouse and manufacturing space or other space, halls, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment and occupancy of the Mortgaged Property).

          "Repair Reserve Account" has the meaning provided in
Section 2.13.

          "Repair Reserve Amount" has the meaning provided in
Section 2.13.

          "Repayment Fee" means 1% of the outstanding Principal Indebtedness prepaid or repaid on any Payment Date (including the Maturity Date), which Repayment Fee shall be due and payable on the earlier to occur of (i) the Maturity Date and (ii) such other date upon which the Indebtedness is repaid in full and this Agreement is terminated; provided, however, that (a) in no event shall the aggregate Repayment Fee payable hereunder exceed $500,000, (b) the Repayment Fee shall not be payable in connection with any payment of the Principal Indebtedness pursuant to Section 2.7(b) hereunder, and (c) in the event Borrowers obtain the funds for such prepayment or repayment through a Salomon Transaction, then the Repayment Fee payable as hereinbefore described shall be credited against any fees earned by Salomon in such Salomon Transaction, unless such Salomon Transaction is a transaction of the type described in clause (ii) of such definition in which case in the event Salomon elects to have co-underwriter(s) in the transaction, the Repayment Fee shall be credited against the total underwriting fees for the transaction, rather than only the portion of those fees earned by Salomon.

          "Required Work" has the meaning provided in Section
2.13(a).

          "Salomon" means the initial Lender or any of its Affiliates.

          "Salomon Transaction" means (i) any transaction in which Salomon is the lender and Borrowers or any of their Affiliates are the borrower in connection with any or all of the Mortgaged Properties and/or other properties owned by Borrowers and/or such Affiliates, (ii) any commercial mortgaged-backed securities issued by Borrowers or any of their Affiliates in which Salomon is the sole underwriter or, at Salomon's election, lead-underwriter and/or (iii) any equity offering by Guarantor in which Salomon is a co-lead underwriter.

          "SEC" has the meaning provided in Section 5.1(R)(iv).

          "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of acquiring and directly holding an ownership interest in a Mortgaged Property, (ii) does not engage in any business unrelated to a Mortgaged Property, (iii) does not have any assets other than those related to its interest in a Mortgaged Property or any indebtedness other than as permitted by this Agreement, the applicable Mortgage or the other Loan Documents, (iv) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person (other than another Borrower), (v) is subject to all of the limitations on powers set forth in the Organizational Documentation of a Borrower (and, in the case of a limited partnership or limited liability company, that of its Managing Entity as such powers relate to the activities of the limited partnership or limited liability company) as of the Closing Date or applicable Advance Closing Date and (vi) holds itself out as being a Person separate and apart from any other Person.

          "Survey" means a certified as-built title survey of the Mortgaged Property prepared by a registered Independent surveyor and in form and content satisfactory to the initial Lender and the company issuing the Title Insurance Policy for the Mortgaged Property.

          "Taking" means a taking or voluntary conveyance during the term hereof of all or part of the Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Mortgaged Property or any portion thereof whether or not the same shall have actually been commenced.

          "TI Costs" means tenant improvement costs incurred by a Borrower in connection with renewing or extending existing Leases or executing new Leases on the related Mortgaged Property.

          "Title Insurance Policy" means a mortgagee's title insurance policy or policies (a) issued by one or more title companies satisfactory to Agent which policy or policies shall be in form ALTA 1992 (with waiver of arbitration provisions) (with co-insurance or reinsurance as Agent may require reasonably satisfactory to Agent), naming Agent as the insured party, (b) insuring the applicable Mortgage as being a first and prior lien upon the related Mortgaged Property, (c) showing no encumbrances against such Mortgaged Property (whether junior or superior to such Mortgage) which are not acceptable to Agent other than Permitted Encumbrances, (d) in an amount reasonably acceptable to Agent, and (e) otherwise in form and content acceptable to Agent. Such Title Insurance Policy shall include the following endorsements or affirmative coverages in form and substance reasonably acceptable to Agent: variable rate endorsement; survey endorsement; comprehensive endorsement; first loss endorsement; access coverage; tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as Agent shall reasonably require in order to provide insurance against specific risks identified by Agent in connection with such Mortgaged Property.

          "Trademark" means the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to the Mortgaged Property or the license to use intellectual property such as computer software owned or licensed by a Borrower or other proprietary business information relating to such Borrower's policies, procedures, manuals and trade secrets.

          "Transaction" means the transaction contemplated by the Loan Documents.

          "Transaction Costs" means all costs and expenses paid or payable by Borrowers relating to the Transaction (including, without limitation, appraisal fees, legal fees and accounting fees and the costs and expenses described in Section 8.23).

          "Transfer" means any liquidation, transfer, sale, assignment, conveyance or other disposition (other than a Lease) of all or any portion of the Mortgaged Property or an interest therein.

          "UCC" means with respect to a Mortgaged Property, the Uniform Commercial Code as in effect on the date hereof in the state where such Mortgaged Property is located, as amended from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where such Mortgaged Property is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "UCC Searches" has the meaning specified in
Section 3.5(A).

          "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

          "U.S. Treasury Rate" means the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to, but not earlier than, the tenth (10th) anniversary of the date on which such rate is calculated with such yield being based on the bid price for such issue as published in The Wall Street Journal in New York, New York on the date of calculation (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published). In the event The Wall Street Journal is no longer published or ceases to publish the bid price for such U.S. Treasury issues, Agent shall select a comparable publication to determine the U.S. Treasury Rate.

          "Welfare Plan" means an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Borrower or any ERISA Affiliate or that covers any current or former employee of Borrower or any ERISA Affiliate.


                           ARTICLE II

                          GENERAL TERMS

          Section 2.1. The Loan. (a) Subject to the terms and conditions of this Agreement, from and including the Closing Date to, but not including, the Maturity Date, the Lenders shall lend to Borrowers in one or more Advances such amounts as Borrowers may request in accordance herewith; provided, however, that the outstanding Principal Indebtedness may in no event exceed the Loan Amount. The proceeds of the Loan shall be used solely for the purposes identified in Section 2.2 hereof.

          (b) The Loan shall constitute one general obligation of Borrowers to Lenders, shall be secured by the security interest in, and Liens granted upon, all of the Collateral, and by all other security interests and Liens at any time or times hereafter granted by Borrowers to Lenders or to Collateral Agent on behalf of Lenders and shall be guaranteed by Guarantor pursuant to the Guaranty.

          (c) On each Debt Service Coverage/Property Release Test Date, Agent shall notify Borrowers in writing (or telephonically promptly confirmed in writing) (1) if the Debt Service Coverage Test and the Property Release Test have or have not been satisfied as of such date and (2) if the Debt Service Coverage Test has been satisfied, of the maximum amount which may be advanced under the Loan, as of such date. In the event the Agent does not notify the Borrower with respect to satisfaction of the Debt Service Coverage Test on or prior to the Debt Service Coverage/Property Release Test Date, the Debt Service Coverage Test shall be deemed to have been satisfied with respect to such Debt Service Coverage/Property Release Test Date. In the event the Debt Service Coverage Test has been or is deemed to have been satisfied, Borrowers may request up to two Advances in accordance with the Advance disbursement procedures set forth in Section 3.3 in the period commencing on such Debt Service Coverage/Property Release Test Date and ending on the day preceding the subsequent Debt Service Coverage/Property Release Test Date. The maximum principal amount of each Advance shall be determined as of the applicable Advance Closing Date and shall, in any event, be in an amount less than an amount which would cause Borrowers to be in violation of the Debt Service Coverage Test and the Property Release Test (assuming such Advance was made), as determined pursuant to Section 3.3 of this Agreement in connection with the related Advance; provided, that the foregoing restriction with respect to the Property Release Test shall not apply unless and until the Borrowers shall have consummated a release for the first time pursuant to Section 2.7.

          (d) On each Advance Closing Date, the Lenders shall deduct from the principal amount of the Advance made available to Borrowers on such date (i) the Origination Fee with respect to the Advance, (ii) the reasonable fees, expenses and disbursements of counsel to Agent for which Borrowers have been billed or otherwise notified and which remain unpaid and (iii) if requested by Borrowers or required by Lenders not later than the Business Day prior to such Advance Closing Date, any amounts which are to be deposited by Lenders in the Repair Reserve Account pursuant to
Section 2.13.  Subject to the provisions of the last sentence of
Section 2.1(c), each Advance shall be in an amount equal to or greater than $1,000,000.

          Section 2.2. Use of Proceeds. Proceeds of each Advance shall be used for the following purposes: (a) to fund the acquisition price for real property being acquired by a Borrower, an Affiliate of Borrowers or Guarantor, and the reasonable costs and expenses directly related to such acquisition, (b) to fund working capital of Guarantor and/or Borrowers, (c) to pay to Lender the Origination Fee, (d) to pay to Lenders the out-of-pocket expenses incurred by Lenders in connection with the funding of the Advance, (e) to pay to counsel to Agent its reasonable fees, expenses and disbursements, (f) to fund the Repair Reserve Account, (g) to pay all fees and expenses incurred by Borrowers and their Affiliates in connection with the negotiation, preparation and consummation of this Agreement and/or the funding of any Advances, and (h) to fund other general corporate purposes of Borrowers, Affiliates of Borrowers or Guarantor.

          Section 2.3. Security for the Loan. The Global Note and Borrowers' obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgages, (b) the Contract Assignments, (c) the Pledge Agreement, (d) the Management Subordinations, (e) the Assignments of Rents and Leases, (f) the Guaranty and (g) the security interest and Liens granted in this Agreement and in the other Loan Documents.

          Section 2.4. Borrowers' Global Note. (a) Borrowers' obligation to pay the principal of and interest on the Loan and all other amounts due under the Loan Documents shall be evidenced initially by the Global Note, duly executed and delivered by Borrowers and registered in the name of the initial Lender on the initial Advance Closing Date. The Global Note shall be payable as to principal, interest and all other amounts due under the Loan Documents, as specified in this Agreement, with a final maturity on the Maturity Date. Agent is hereby authorized to endorse on the schedule attached to the Global Note (or on a continuation of such schedule attached to the Global Note and made a part thereof) an appropriate notation evidencing (i) the date and amount of each payment of principal, interest or other amounts due under the Loan Documents, in respect thereof, and
(ii) the date and amount of each Advance on each Advance Closing Date. Such schedule shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of Agent to make a notation on the schedule to the Global Note as aforesaid shall not affect the obligations of Borrowers hereunder or under the Global Note or any other Loan Document in any respect. At no time shall the aggregate principal amount of the Global Note exceed the Loan Amount.

          (b) At any time or from time to time, upon request of Agent, Agent may exchange interests in the Global Note, in whole or in part, for notes in the form of registered notes ("Registered Notes") set forth in Exhibit G hereto. Registered Notes shall be issued in the name of Agent in the initial principal amount requested by Agent and Agent shall make appropriate notations on the Global Note to reflect the reduced aggregate principal amount of the Global Note in an amount equal to such initial principal amount of such Registered Note. No such exchange of a beneficial interest shall be effective absent such notation. Upon delivery to Borrowers of Agent's request referred to above and a copy of the Global Note containing such notation, Borrowers shall deliver to Agent Registered Notes in the form of Exhibit G. Registered Notes are not exchangeable for interests in the Global Note. Until the Global Note is exchanged in full, the Global Note shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, this Agreement as Registered Notes delivered hereunder. All Registered Notes issued upon any exchange of interests in the Global Note for a Registered Note shall be the valid obligations of Borrowers evidencing the same debt, and entitled to the same benefits, as the Global Note under this Agreement.

          Section 2.5. Interest. (a) Interest on the Global Note shall accrue on the Principal Indebtedness commencing on the initial Advance Closing Date and shall be payable in arrears on the first (1st) day of the month following the month in which the initial Advance Closing Date occurs and on the first (1st) day of each and every month thereafter through the month in which the Maturity Date occurs, unless, in any such case, such day is not a Business Day, in which event such interest shall be payable on the first (1st) Business Day following such date (such date for any particular month, the "Payment Date"). Agent shall calculate LIBOR on each Interest Determination Date for the related Interest Accrual Period and communicate in writing to Borrowers such rate for such period. The entire outstanding Principal Indebtedness of the Loan and the Global Note, together with all accrued but unpaid interest thereon and all other amounts due under the Loan Documents (including, without limitation, the Repayment Fee, if applicable), shall be due and payable by Borrowers to Lender on the Maturity Date. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          (b) Each Advance shall bear interest during each interest Accrual Period from and including its respective Advance
Closing Date at a rate per annum equal to LIBOR determined as of the Interest Determination Date immediately preceding such Interest Accrual Period plus 1.75%.

          (c) After an Event of Default has occurred and is continuing, Borrowers shall pay to Lenders interest at the Default Rate on any amount owing to Lenders not paid when due until such amount is paid in full.

          Section 2.6. Voluntary Prepayment. (a) Borrowers may voluntarily prepay the Loan in whole or in part on any Business Day; provided, however, that, any such prepayment shall be accompanied by an amount representing all accrued interest on the portion of the Loan being prepaid and other amounts then due under the Loan Documents (including, without limitation, the Repayment Fee if the Indebtedness is being repaid in full and the Agreement is being terminated).

          (b) In the event of any such voluntary prepayment, Borrowers shall give Agent written notice of their intent to prepay, which notice shall be given at least five (5) Business Days' prior to the date upon which prepayment is to be made and shall specify the Business Day on which such prepayment is to be made and the amount of such prepayment (which shall not be less than, if such prepayment is being made on a Business Day other than a Payment Date, the lesser of (i) $1,000,000 and (ii) the then outstanding Principal Indebtedness). If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by Borrowers prior to the date specified therein in which event Borrowers shall immediately reimburse Agent for any costs reasonably incurred in connection with the giving of such notice and its revocation).

          Section 2.7. Mandatory Prepayment Upon Release. (a) So long as no Event of Default has occurred and is continuing, at any time a Borrower may request in writing that the Agent release a Mortgaged Property from the Lien of the related Mortgage; provided, that after giving effect to such release, the Borrowers shall be in compliance with the Debt Service Coverage Test and the Property Release Test. Notwithstanding the foregoing, if after giving effect to such release, the Borrowers shall satisfy the Debt Service Coverage Test but shall not satisfy the Property Release Test, such Borrower may nonetheless obtain a release of such Mortgaged Property from the Lien of the related Mortgage (and Lenders shall release the individual Mortgaged Property from the Lien of the related Mortgage) only if the Borrowers shall have made a voluntary prepayment pursuant to Section 2.6 or otherwise taken action such that, after giving effect to such release, the Borrowers shall satisfy the Property Release Test.

          (b) Unless after giving effect to a casualty or a Taking of a Mortgaged Property Borrowers shall be in compliance with the Debt Service Coverage Test and the Property Release Test in which event Loss Proceeds are required to be made available for restoration pursuant to the related Mortgage, in the event of a casualty or a Taking of a Mortgaged Property, in whole or in part, Borrowers shall deposit or cause to be deposited all Loss Proceeds received by Borrowers with respect to such Mortgaged Property into the Collection Account in accordance with Section 2.12(a), up to the amount necessary to cause Borrowers to be in compliance with the Debt Service Coverage Test and the Property Release Test and shall make any balance of such Loss Proceeds in excess of such amount available for restoration pursuant to the related Mortgage. On the Payment Date occurring on or immediately following the receipt of the Loss Proceeds, Borrowers shall apply such portion of the Loss Proceeds in the Collection Account solely to make the payments required pursuant to clause fourth of Section 2.12(b) of this Agreement.

          (c) Upon payment or prepayment of the Loan in full, Borrowers shall pay to Lenders, in addition to the amounts specified in Section 2.6, Section 2.7 and Section 2.12, as applicable, all other amounts then due and payable to Lenders pursuant to the Loan Documents (including, without limitation, the Repayment Fee).

          Section 2.8. Application of Payments After Event of Default. All proceeds relating to any repayments of the Loan after the occurrence and during the continuance of an Event of Default shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of Agent and Collateral Agent arising as a result of such repayment; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; third, the Repayment Fee, if applicable, and the outstanding principal amount of the Loan or the portion thereof being repaid; and fourth, the Default Administration Fee. Any remainder shall be paid to the Borrowers.

          Section 2.9. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Global Note shall be made to Agent not later than 12:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to its account at Mellon Bank, Pittsburgh, Pennsylvania (ABA No. 043000261, Account No. 117-7107, Reference: Kranzco Portfolio) and Agent shall disburse such payments to the Person entitled thereto as soon as practical after Agent's receipt of such payments to the account designated by such Person in writing to Agent from time to time. Any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Agent shall notify Borrowers in writing of any changes in the account to which payments are to be made. All payments made by Borrowers hereunder, or by Borrowers under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

          (b)  Except to the extent otherwise provided herein,
(i) each payment or prepayment of principal of the Loan by Borrowers shall be made to Agent for the account of each Lender pro rata in accordance with the respective unpaid portion of the Loan held by such Lender and (ii) each payment of interest on the Loan by Borrowers shall be made to Agent for the account of each Lender pro rata in accordance with the amounts of interest on the portion of the Loan held by such Lender then due and payable to the respective Lender.

          Section 2.10. Taxes. All payments made by Borrowers under the Global Note and this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lenders).

          Section 2.11. Release of Collateral. (a) Notwith-standing any other provision of this Agreement or any other Loan Document, upon a Transfer or release of all or any portion of the Mortgaged Property as permitted by Section 2.7(a) hereof, Agent shall, simultaneously with such Transfer or release, release the Lien of the related Mortgage and UCC-1 financing statements and any other Liens in favor of Lenders relating to the Mortgaged Property so Transferred or, at Borrowers' option, assign (without representation or recourse) such Liens (and deliver the documentation evidencing such Liens) to the Borrower's designee.


          (b) If (i) the Agent receives Loss Proceeds with respect to a Mortgaged Property in the event of a Taking or casualty affecting a Mortgaged Property as described in
Section 2.7(b), and (ii) such Loss Proceeds are applied to reduce the Indebtedness in accordance with Sections 2.7(b) and 2.12(b), Agent shall simultaneously with such application release the Lien of the related Mortgage and UCC-1 financing statements and any other Liens in favor of Lenders relating to the Mortgaged Property so affected or, at Borrowers' option, assign (without representation or recourse) such Liens (and deliver the documentation evidencing such Liens) to Borrower's designee.

          (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, Agent shall release its Liens with respect to all Collateral or, at Borrowers' option, assign (without representation or recourse) such Liens (and deliver the documentation evidencing such Liens) to Borrower's designee.

          Section 2.12.  Central Cash Management.

          (a) Collection Account and Deposit Accounts; Deposits to and Withdrawals from the Collection Account.

          (i) On or before the Closing Date, Borrowers shall establish and maintain for the Mortgaged Properties with Collateral Agent an Eligible Account with a separate and unique identification number and entitled "Each of the entities identified on Schedule 1 to the Loan Agreement as Borrower for Bank Leumi Trust Company of New York (as Collateral Agent for Salomon Brothers Realty Corp.) pursuant to a Loan Agreement dated as of February 26, 1997 among Salomon Brothers Realty Corp. as Agent and initial Lender, such Borrowers and Bank Leumi Trust Company of New York, as such Collateral Agent" (the "Collection Account"). So long as Collateral Agent has not received written notice from Agent, on behalf of Lenders, that an Event of Default has occurred and is continuing, all Rents and Money received from Accounts and under Leases for the Mortgaged Property and all Proceeds thereof shall be payable to Borrowers or Manager, at the election of Borrowers. The Borrowers shall not have any right to withdraw Money from the Collection Account. On or before the Closing Date, the Borrowers shall establish and maintain with one or more financial institutions acceptable to the Agent in its sole discretion (each, a "Deposit Bank" and collectively, the "Deposit Banks"), one or more accounts for the Mortgaged Properties with a separate and unique identification number (each a "Deposit Account" and collectively, the "Deposit Accounts"). The Agent acknowledges that CoreStates Bank, N.A. shall be an acceptable Deposit Bank. Each Deposit Account shall be an Eligible Account. The Borrowers shall cause each Deposit Bank to deliver to the Agent on behalf of the Lenders a Depository Acknowledgment. Subject to the following sentence, each of the Borrowers shall deposit or shall cause the Manager to deposit in the applicable Deposit Account, all Rents and Money received from Accounts or under Leases and derived from the applicable Mortgaged Property and all Proceeds thereof, in each case no later than the Business Day following its collection and receipt thereof. So long as no Event of Default shall have occurred and be continuing and the Indebtedness has not been accelerated, the Borrowers and Manager shall be permitted to make withdrawals from the Deposit Accounts for the payment of Property Expenses, to make any payments or deposits to the Collection Account required to be made by the Borrowers pursuant to this Agreement and, upon the payment of, or setting aside of sufficient funds in the Deposit Accounts for the payment of the foregoing items, to make distributions to Affiliates of the Borrowers or the Guarantor. Except as otherwise provided in the preceding sentence, the Borrowers shall not be permitted to make any withdrawals from the Deposit Accounts. Each Depository Acknowledgment shall provide that upon the Deposit Bank's receipt of written notice from the Agent that an Event of Default has occurred and is continuing, the Collateral Agent may make withdrawals from the Deposit Accounts on behalf of the Lenders for the payment of the Indebtedness pursuant to Section 2.8 of this Agreement. After Collateral Agent has received written notice from Agent, on behalf of Lenders, that an Event of Default has occurred and is continuing, (w) all Rents and Money received from accounts or under Leases and derived from the Mortgaged Property and all Proceeds thereof shall be payable to Agent, on behalf of Lenders, or as otherwise directed by Agent, (x) Agent, on behalf of Lenders, shall make deposits, or cause deposits to be made, of such Rents, Money and Proceeds to the Collection Account, and Borrowers and the Manager shall make such deposits (to the extent not made by Agent) and cooperate with Agent in the making of such deposits or causing such deposits to be made and (y) Proceeds on deposit in the Collection Account may be applied by Collateral Agent on behalf of Lenders for the payment of the Indebtedness pursuant to Section 2.8 of this Agreement.

         (ii) So long as no Event of Default shall have occurred and be continuing, Borrowers shall deposit in the Collection Account not later than the close of business on the Business Day prior to each Payment Date, the Debt Service Deposit Amount.

          (b) Distribution of Cash. So long as no Event of Default has occurred and is continuing, on each Payment Date, Collateral Agent shall withdraw the funds on deposit in the Collection Account on such Payment Date, and shall apply such funds, in each case to the extent of the amounts set forth in the related Payment Date Statement delivered by Borrower, as follows:

               first, to the payment of the fees of Collateral
          Agent payable pursuant to the Fee Letter;

               second, to the payment of any indemnification to which an Indemnified Party is entitled pursuant to Sections 5.1(I) and 5.1(J);

               third, to the payment to Agent for the account of Lenders of the interest then due and payable on the Global Note with respect to the related Interest
          Accrual Period;

               fourth, to the payment to Agent for the account of Lenders of the Principal Indebtedness in an amount equal to any additional amount to which Agent is entitled pursuant to Section 2.7(b) of this Agreement;
          and

               fifth, to the Borrowers.

          (c) Permitted Investments. Borrowers shall direct Collateral Agent in writing to invest and reinvest any balance in the Collection Account and the Repair Reserve Account, from time to time in Permitted Investments; provided, however, that (i) the maturity of the Permitted Investments on deposit therein shall be at the discretion of Borrowers, but in any event no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to Section 2.12(b) of this Agreement, (ii) after Collateral Agent has received written notice from Agent on behalf of Lenders that an Event of Default has occurred and is continuing, Borrowers shall not have any right to direct investment of the balance in the Collection Account or the Repair Reserve Account, and (iii) all such Permitted Investments shall be held in the name of Collateral Agent on behalf of the Collection Account and the Repair Reserve Account. Agent, Lenders and Collateral Agent shall have no liability for any loss in investments of funds in the Collection Account or the Repair Reserve Account that are invested in Permitted Investments (unless, in the case of Collateral Agent, invested contrary to Agent's direction) and no such loss shall affect Borrowers' obligation to fund, or liability for funding, the Collection Account or the Repair Reserve Account. Borrowers shall include all earnings on the Collection Account and the Repair Reserve Account as income of Borrower for federal and applicable state tax purposes.

          (d) Monthly and Payment Date Statements; Activity Statements. With respect to each Collection Period, Borrower shall prepare and deliver, or shall cause to be prepared and delivered, to Agent a statement (each, a "Monthly Statement") no later than five Business Days after the end of such Collection Period setting forth the aggregate deposits to the Collection Account and deposits to and withdrawals from the Deposit Account and Repair Reserve Account and the opening and closing balances in such accounts. With respect to each Payment Date and the related Collection Period and Interest Accrual Period, Borrower shall prepare and deliver, or shall cause to be prepared and delivered to Collateral Agent and Agent, a statement (each, a "Payment Date Statement") no later than the Business Day prior to such Payment Date with respect to each of the items below, setting forth the following:

          (i) the aggregate deposits to the Collection Account during the related Collection Period for each category of deposits under this Agreement and the opening and closing balances in the Collection Account and the Repair Reserve Account;

         (ii) the amount of interest then due and payable on the Global Note with respect to the Interest Accrual Period
     (including the applicable number of days and interest rate which were applied in determining such amount);

        (iii)  the amount of any fees and expenses of Collateral
     Agent pursuant to the Fee Letter;

         (iv) any indemnification to which an Indemnified Party is entitled under this Agreement and with respect to which Borrowers have not less than five (5) Business Days advance notice; and

         (v) the following information with respect to the Principal Indebtedness in a format acceptable to Agent:
     (1) the Principal Indebtedness as of the preceding Payment Date, (2) any principal paid to Lenders since the prior Payment Date, (3) any principal payable to Lenders on such Payment Date, and (4) the Principal Indebtedness on the current Payment Date (taking into account such payments).

In addition, no later than the twentieth (20th) day of each calendar month (the "Activity Statement Date"), Borrowers shall prepare and deliver, or shall cause to be prepared and delivered to the Collateral Agent and the Agent, a statement (each, an "Activity Statement") with respect to the Collection Period and Interest Accrual Period for the Payment Date immediately preceding such Activity Statement Date setting forth the following: (x) a cash flow report in a format reasonably acceptable to the Agent describing on the basis of each individual Mortgaged Property, the related Gross Revenue, Property Expenses, Capital Improvement Costs (including TI Costs and Leasing Commissions) and net operating income; (y) a liquidation activity report in a format reasonably acceptable to the Agent describing with respect to each Mortgaged Property that has been the subject of a Transfer, the related Capital Event Proceeds, if any; and (z) a summary report of Lease modifications and similar proposals with respect to each Mortgaged Property.
No errors or inaccuracies in any information or data provided to the Agent pursuant to this Section 2.12(d) in favor of the Lenders shall act as an estoppel against the Borrowers; provided, however, that, such errors or inaccuracies were made inadvertently and in good faith and are promptly corrected by the Borrowers upon obtaining knowledge thereof.

          (e)  Quarterly Statements.  No later than the fifteenth
(15) day of May, August, November, and February, beginning with May, 1997, Borrowers shall prepare and deliver to Agent and Collateral Agent a statement (each a "Quarterly Statement"), in hard copy and on diskette and/or a copy through electronic mail, in form reasonably satisfactory to Agent, setting forth with respect to the applicable Mortgaged Property (i) a cash flow report detailing the historic accrued Operating Revenues and the historic accrued Operating Expenses, in each case for the period ending on the last day of the second month preceding the month in which such calculation is being made in the preceding year, (ii) the accrued Operating Revenues, the accrued Operating Expenses, in each case, with respect to the most recent calendar quarter (or in the case of the initial Quarterly Statement, the most recent four (4) calendar quarters), (iii) a current property rent roll and occupancy level report (expressing the level as a percentage based upon rentable square footage) for the most recent date available and a list of any tenants included on such rent roll who are in monetary or other material default under the applicable Leases, (iv) for any Leases entered into by Borrowers since the delivery of the prior Quarterly Statement (or, in the case of the first Quarterly Statement, since the Closing Date) with a new or renewal tenant, any free Rent, TI Costs and Leasing Commission paid in connection with such Leases, (v) a summary of any notices or other correspondences received from any tenant at the Mortgaged Property with respect to its vacating of leased premises or its "going dark" or otherwise suspending business operations therein, (vi) a list of Capital Improvement Costs incurred and Required Work completed during the period covered by such Quarterly Statement and any updates to local market studies or reports in the Borrowers' possession and (vii) any additional information reasonably requested by Agent to enable Agent to calculate Adjusted Operating Expenses and Adjusted Operating Revenues; provided, that the additional information referred to in clause (vii) shall not be required unless Borrowers have not less than five (5) Business Days' notice.

          (f) Loss Proceeds. If Loss Proceeds are to be made available for restoration pursuant to a Mortgage, such Loss Proceeds shall be held by Collateral Agent in a segregated interest-bearing escrow account in the name of Collateral Agent on behalf of Lenders to be withdrawn by Collateral Agent for delivery to the related Borrower from time to time to pay restoration costs pursuant to a schedule reasonably acceptable to Agent and such Borrower. If any Loss Proceeds are received by Borrowers (other than from Collateral Agent pursuant to the previous sentence), such Loss Proceeds shall be received in trust for Lenders, shall be segregated from other funds of Borrowers, and shall be forthwith paid to Collateral Agent to the extent necessary to comply with this Agreement.

          (g) Collateral Agent's Reliance. Collateral Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Collateral Agent may rely on notice from Agent as to the occurrence and continuance of an Event of Default, without further written notice by Lenders to the contrary.

          Section 2.13.  Repair Reserve Account.

          (a) On or before the Closing Date, Borrowers shall establish and maintain with Collateral Agent an Eligible Account with the same title as the Collection Account and designated the Repair Reserve Account (the "Repair Reserve Account"). On each Advance Closing Date, if requested by Borrowers or to the extent required by Lenders based upon the Engineering Reports, Lenders shall fund into the Repair Reserve Account an amount (the "Repair Reserve Amount") sufficient to pay for necessary capital expenditures and structural repairs (the "Required Work") as identified in the Engineering Reports related to the Mortgaged Property or New Mortgaged Property added to the Collateral and subjected to the Lien of a Mortgage on such date and satisfactory to Lender.

          (b) Any and all Moneys remitted to the Repair Reserve Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the Repair Reserve Account (i) to be withdrawn by Collateral Agent promptly upon written request of a Borrower to reimburse a Borrower for the cost of any Required Work incurred by such Borrower or (ii) for purposes otherwise approved by Agent; provided, that if the Borrowers shall not have satisfied the Property Release Test, any such withdrawal pursuant to clause (i) shall require the prior written consent of Agent. Not less than three (3) Business Days prior to such Borrower's delivery of a request to Collateral Agent to withdraw any funds from the Repair Reserve Account, such Borrower shall provide Agent with written notice (with a copy to Collateral Agent) of such request (including therein a statement of the purpose for the withdrawal and copies of invoices and other materials demonstrating the completion of items of the Required Work for which reimbursement is so requested).

          (c) After Collateral Agent has received written notice from Agent that an Event of Default has occurred and is continuing, Borrowers shall not be permitted to make any withdrawals from the Repair Reserve Account and Agent may liquidate any Permitted Investments of the amount on deposit in the Repair Reserve Account and use such amount on deposit in the Repair Reserve Account in immediately available funds to make payments on account of the Loan in accordance with the priorities set forth in Section 2.8.

          Section 2.14. Security Agreement. (a) Pledge of Account. To secure the full and punctual payment and performance of all of the Indebtedness, Borrowers hereby assign, convey, pledge and transfer to Lenders, to be held by Collateral Agent on behalf of Lenders as agent/bailee, and grants a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

          (i) all of Borrowers' right, title and interest in the Collection Account, the Repair Reserve Account, and all Money and Permitted Investments, if any, from time to time deposited or held in the Collection Account and the Repair Reserve Account;

         (ii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing until such time as such items are disbursed from the Collection Account and the Repair Reserve Account; and

        (iii) to the extent not covered by clause (i) or (ii) above, all Proceeds of any or all of the foregoing.

          (b) Covenants. So long as any portion of the Indebtedness is outstanding and an Event of Default has occurred and is continuing, Borrowers shall not open (or permit Manager to open) any account other than the Deposit Accounts or Collection Account for the deposit of Rents or Money received from Accounts or under Leases and derived from the Mortgaged Property and all Proceeds to pay amounts owing hereunder, other than any account for amounts required by law to be segregated by Borrowers. The Account Collateral shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of Collateral Agent relating to demand deposit accounts from time to time in effect.

          (c) Financing Statements; Further Assurances. On the Closing Date, Borrowers shall execute and deliver to the initial Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Collateral Agent's security interest on behalf of Lender in the Account Collateral to the extent that it may be perfected by such a filing. From time to time, at the expense of Borrowers, Borrowers shall promptly execute and deliver all further instruments, and take all further action, that Agent may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Collateral Agent to exercise and enforce Collateral Agent's rights and remedies hereunder with respect to, any Account Collateral. Collateral Agent shall not be responsible for the determination of the financing statements and other instruments necessary to perfect such security interest or for the filing of such financing statements and other instruments at the locations necessary to perfect such security interest.

          (d) Transfers and Other Liens. Borrowers shall not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Collateral Agent under this Agreement.

          (e) No Waiver. Every right and remedy granted to Collateral Agent under this Agreement or by law may be exercised by Collateral Agent at any time and from time to time, and as often as Collateral Agent may deem it expedient. Any and all of Collateral Agent's rights with respect to the pledge of and security interest in the Account Collateral granted hereunder shall continue unimpaired, and Borrowers shall be and remain obligated in accordance with the terms hereof, notwithstanding
(i) any proceeding of Borrowers under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Collateral Agent in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Collateral Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrowers by Collateral Agent, shall constitute a waiver thereof, or limit, impair or prejudice Collateral Agent's right, without notice or demand (except as set forth herein, in any of the Collateral Security Instruments or as required by Legal Requirements), to take any action against Borrowers or to exercise any other power of sale, option or any other right or remedy.

          (f) Collateral Agent Appointed Attorney-In-Fact. Borrowers hereby irrevocably constitute and appoint Collateral Agent as Borrowers' true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrowers with respect to the Account Collateral, and do in the name, place and stead of Borrowers, all such acts, things and deeds for and on behalf of and in the name of Borrowers with respect to the Account Collateral, which Borrowers could or might do in the absence of an Event of Default or which Agent may deem necessary or desirable to more fully vest in Collateral Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

          (g)  Continuing Security Interest; Termination.  This
Section 2.14 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full by Borrowers of the Indebtedness. Upon payment in full by Borrowers of the Indebtedness, Borrowers shall be entitled to the return, upon their request and at their expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Agent shall promptly give notice to Collateral Agent that the Indebtedness has been paid in full, whereupon Collateral Agent shall immediately release any funds then held by it in accounts established by Borrowers with Collateral Agent pursuant to this Agreement and execute such instruments and documents as may be reasonably requested by Borrowers to evidence such termination and the release of the pledge and lien hereof; provided, however, that Borrowers shall pay on demand all of Collateral Agent's reasonable expenses in connection therewith (including reasonable attorneys' fees and disbursements).

          (h)  Right of Set-off.   Collateral Agent waives any
and all rights it may have at law or otherwise to set off or make any claim against the Account Collateral, except for the payment of Collateral Agent's fees and expenses for the maintenance of the Account Collateral.

          Section 2.15. Mortgage Recording Taxes. The Lien to be created by the Mortgages is intended to encumber the Mortgaged Property described therein to the full extent of the Loan Amount (or, in the case of any Mortgaged Property located in a State which imposes a tax on the recordation of Mortgages, an amount reasonably acceptable to Agent). On each Advance Closing Date, Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of each newly executed Mortgage, if any, and all other Mortgages dated on or prior to the Advance Closing Date for which any such taxes shall not have been paid, if any.

          Section 2.16.  General Collateral Agent Provisions.

          (a)  Appointment.     Lenders hereby designate and
appoint Bank Leumi Trust Company of New York as Collateral Agent of Lenders under this Agreement and the other Loan Documents, and authorizes Bank Leumi Trust Company of New York as Collateral Agent for Lenders, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent.

          (b) Collateral Agent's Right to Perform. If Borrowers fail to perform any covenant or obligation contained herein after the expiration of any applicable notice and cure periods and such failure shall continue for a period of five (5) Business Days (or such longer period reasonably requested by Borrowers due to force majeure) after Borrowers' receipt of written notice thereof from Collateral Agent, Collateral Agent may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Collateral Agent incurred in connection therewith shall be payable by Borrowers to Collateral Agent upon demand. Notwithstanding the foregoing, Collateral Agent shall have no obligation to send notice to Borrowers of any such failure unless directed to do so by Agent, except that Collateral Agent shall not have the right set forth in this Section 2.16(b) to perform unless such notice has been sent.

          (c) Standard of Care. Beyond the exercise of reasonable care in the custody or disbursements thereof, Collateral Agent shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Collateral Agent, or the preservation of rights against any Person or otherwise with respect thereto. Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment in accordance with the Accepted Practices. Collateral Agent shall not be liable for any action or failure to act or mistake on the part of Collateral Agent's agents, officers, employees or attorneys with respect to any transactions relating to this Agreement or to the Collection Account, provided that this sentence shall not protect Collateral Agent against any liability that would otherwise be imposed by reason of negligence.

          (d) Exculpatory Provisions. Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be responsible in any manner to Agent for any recitals, statements, representations or warranties made by Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Global Note or any other Loan Document or for any failure of Borrowers to perform its obligations hereunder or thereunder. Collateral Agent shall not be under any obligation to Lenders to ascertain or to inquire as to the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrowers. Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction of Borrowers or Agent, it being understood and agreed that Collateral Agent's duties hereunder shall be wholly ministerial in nature. In connection with any discretionary action which Borrowers are permitted hereunder to direct Collateral Agent to take, if Collateral Agent shall follow Agent's directions and not Borrowers' directions, it shall have no liability to Borrowers (or to any other Person) for following any such directions of Agent and for not following such directions of Borrowers (if expressly permitted herein). Collateral Agent shall not be under any obligation or duty to perform any act which, in Collateral Agent's sole reasonable judgment, could involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, unless Lenders or Borrowers, as the case may be, shall have offered to Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance.

          (e) Indemnification. Borrowers shall indemnify and hold Collateral Agent, and its agents, employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Collateral Agent in connection with the transactions contemplated hereby, excluding any loss, cost or damage arising as a result of Collateral Agent's failure to adopt and follow Accepted Practices, bad faith, willful misconduct or violation of applicable law. The indemnification set forth in this paragraph shall survive the satisfaction and payment of the Indebtedness and the termination of this Agreement.

          (f) Collateral Agent's Reliance. Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts selected by Collateral Agent. Collateral Agent may deem and treat the payee of the Global Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Agent as it deems appropriate or it shall first be indemnified to its satisfaction by Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders and all future holders of the Global Note.

          (g) Notice of Default. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Collateral Agent has received notice from Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by Agent, including any action under this Agreement.

          (h) Non-Reliance on Collateral Agent. Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to Lenders and no act by Collateral Agent hereinafter taken (including any review of the affairs of Borrowers) shall be deemed to constitute any representation or warranty by Collateral Agent to Lenders. Except for notices, reports and other documents expressly required to be furnished to Agent by Collateral Agent hereunder, Collateral Agent shall not have any duty or responsibility to provide Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrowers which may come into the possession of Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          (i) Removal and Resignation. Collateral Agent shall have the right to resign as collateral agent hereunder and Agent or, so long as no Event of Default has occurred and is continuing, Borrowers shall have the right to remove Collateral Agent as collateral agent hereunder, in each case upon thirty
(30) days' written notice to the other parties to this Agreement. In the event of such resignation or removal, Borrowers or, if an Event of Default has occurred and is continuing, Agent shall appoint a successor Collateral Agent with the consent of Agent (if such appointment is made by Borrowers) (such consent not to be unreasonably withheld or delayed). No such removal of or resignation by Collateral Agent shall become effective until a successor Collateral Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Collateral Agent hereunder. If no such successor Collateral Agent is appointed within sixty (60) days after receipt of the resigning Collateral Agent's notice of resignation or removal, the resigning Collateral Agent may petition a court for the appointment of a successor Collateral Agent. In connection with any removal of or resignation by Collateral Agent, (A) the removed or resigning Collateral Agent shall (1) duly assign, transfer and deliver to the successor Collateral Agent this Agreement and all Money and Permitted Investments held by it hereunder, (2) execute such financing statements and other instruments as may be necessary to assign to the successor Collateral Agent the security interest existing in favor of the retiring Collateral Agent hereunder, and to otherwise give effect to such succession and (3) take such other actions as may be reasonably required by Borrowers, Agent or the successor Collateral Agent in connection with the foregoing and
(B) the successor Collateral Agent shall establish in its name, as agent for Lenders, as secured party, a Collection Account and a Repair Reserve Account as Borrower is required to maintain pursuant to the terms of this Agreement.

          (j) Individual Capacity. Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers or any Affiliate, as though Collateral Agent were not Collateral Agent hereunder, or under the other Loan Documents.

          Section 2.17.  Extension Options.   (a) The Borrowers
shall have the option (an "Extension Option"), to extend the Maturity Date of the Note from the Payment Date in March, 1999 (the "Original Maturity Date"), to the Payment Date in March, 2000 (the "Extended Maturity Date"), upon satisfaction of each of the following conditions (the "Extension Conditions"):

     (i) the Borrowers shall have given written notice (an "Extension Notice") to the Agent and Collateral Agent not less than ninety (90) days prior to the Original Maturity Date of their election to exercise the Extension Option;

     (ii) no Default or Event of Default shall have occurred and be continuing on the date the Extension Notice is given and on the Original Maturity Date (the Agent agreeing to provide Borrowers written notice of any Default of which the Agent has actual knowledge during the period between delivery of the Extension Notice and the Original Maturity Date);

     (iii) the Borrowers shall have paid to the Agent for the benefit of the Lenders on the Original Maturity Date, a fee (an "Extension Fee") equal to the product of 1.00% and the Principal Indebtedness as of the Original Maturity Date (taking into account any principal payments made on such date);

     (iv) the Borrowers shall have delivered to the Agent such evidence of corporate and partnership authorization and other documents relating to the Extension Option as the Agent shall reasonably require; and

     (v)  the Borrowers shall be in compliance with the Debt
     Service Coverage Test and the Property Release Test and the
     Guarantor shall be in compliance with the Financial
     Covenants.

     (b) The Borrowers may revoke the Extension Notice by written notice (or telephonic notice promptly confirmed in writing) to the Agent on behalf of the Lenders and Collateral Agent on or prior to the fifteenth (15th) Business Day preceding the Original Maturity Date; provided, however, that the Borrowers shall pay the reasonable costs incurred by the Agent and Collateral Agent in connection with the giving of the Extension Notice and its revocation.



                           ARTICLE III

                      CONDITIONS PRECEDENT

          Section 3.1.  Conditions Precedent to Effectiveness.
This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

          (A) Loan Agreement. Borrowers, Guarantor, Agent and initial Lender shall have executed and delivered this Agreement.

          (B) Guaranty. Guarantor shall have executed and delivered to the initial Lender the Guaranty.

          (C) Opinions of Counsel. The initial Lender shall have received from (i) counsel to Guarantor, its legal opinions in substantially the form attached hereto as Exhibit F-1 with respect to Guarantor matters, (ii) counsel to Borrowers and any Managing Entity, its legal opinions in substantially the form attached hereto as Exhibit F-2 with respect to corporate matters, and (iii) real estate counsel to each Borrower, its legal opinion in form acceptable to Lender with respect to the enforceability of the Mortgage on each of the Mortgaged Properties. Such legal opinions will be addressed to Agent and the Lenders, dated the Closing Date, and in form and substance satisfactory to the Agent.

          (D) Organizational Documents. The initial Lender shall have received with respect to each Borrower, the Managing Entity of each partnership Borrower, and Guarantor, its Organizational Documents, as applicable, as amended, modified or supplemented to the Closing Date, as filed with the Secretary of State or other appropriate Governmental Authority in the jurisdiction of organization and in effect on the Closing Date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate from such Secretary of State or other appropriate Governmental Authority and a good standing certificate from the Secretaries of State or other appropriate Governmental Authority of each other State in which Borrowers are required to be qualified to transact business.

          (E) Certified Resolutions, etc. The initial Lender shall have received an Officer's Certificate of each Borrower or the Managing Entity of each Borrower that is a limited partnership, as the case may be, and Guarantor and Manager dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the Loan Documents to which each Borrower, Guarantor or Manager is a party, (ii) the Organizational Documents of each Borrower, the Managing Entity of each Borrower that is a limited partnership, Guarantor and Manager, in each case as in effect on the Closing Date, (iii) the resolutions of the board of directors of each Borrower or the Managing Entity of each Borrower that is a limited partnership, as the case may be, Guarantor and Manager as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (iv) in the case of each Borrower or the Managing Entity of each Borrower that is a limited partnership, as the case may be, that there have been no changes in the Organizational Documents since the date of execution thereof.

          (F) No Default or Event of Default. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

          (G) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

          (H)  Representations and Warranties.  The
representations and warranties herein and in the other Loan
Documents shall be true and correct in all material respects on such date both before and after the execution and delivery of this Agreement.

          (I) Transaction Costs. Borrowers shall have paid all Transaction Costs then required to be paid hereunder and for which bills have been submitted.

          (J) Additional Matters. The initial Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by the initial Lender. All corporate and other proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan and the Guaranty shall be reasonably satisfactory in form and substance to the initial Lender.

          Section 3.2. Execution and Delivery of Agreement. The execution and delivery by Borrowers of this Agreement shall constitute a representation and warranty by Borrowers to Agent that all of the conditions required to be satisfied under Section
3.1 have been satisfied or waived in accordance with Section 8.4.

          Section 3.3.  Procedure for Disbursement of an Advance.

          (a) Request for Advance. In the event a Borrower wishes to receive an Advance on an Advance Closing Date, such Borrower shall submit to Agent, on behalf of Lenders, a written request for such Advance, including therein (A) the amount of the proposed Advance; (B) with respect to each individual Mortgaged Property comprising the Mortgaged Property as of the Advance Closing Date occurring on the Closing Date or, if such Borrower proposes to add a New Mortgaged Property to the Mortgaged Property on the proposed Advance Closing Date occurring after the Closing Date, with respect to the New Mortgaged Property only, the items set forth in Section 3.4 below for such Mortgaged Property or New Mortgaged Property; and (C) if a New Mortgaged Property is proposed to be added to the Mortgaged Property on the proposed Advance Closing Date, calculations and other backup information demonstrating with respect to the New Mortgaged Property, the Operating Revenues and recoveries information specified in the definition of "Adjusted Operating Revenues," and Operating Expenses incurred, in each case during the most recent twelve-month period for which such information was furnished to Agent in a Quarterly Statement (or, in connection with the Closing Date, pursuant to Section 3.4), together with an Officer's Certificate from an officer of Borrower stating that such calculations and backup information are, to such officer's knowledge, true, correct and complete in all material respects.

          (b) Grant or Denial. If such Borrower does not propose to add a New Mortgaged Property to the Mortgaged Property on the proposed Advance Closing Date occurring after the Closing Date, Agent shall confirm in writing its determination of whether Borrowers shall satisfy the Debt Service Coverage Test and the Property Release Test after the making of the proposed Advance or shall deny such Borrower's request (including therein an explanation for the failure to satisfy the Debt Service Coverage Test or the Property Release Test) within five (5) Business Days after its receipt of such information. If such Borrower proposes to add a New Mortgaged Property to the Mortgaged Property on the proposed Advance Closing Date occurring after the Closing Date, Agent shall, in its sole discretion and subject to the terms of this Agreement, grant or deny Borrower's request to add such New Mortgaged Property and Agent, on behalf of Lenders, shall confirm such decision in writing within twenty (20) Business Days after its receipt of all the information delivered pursuant to Section 3.3(a).

          (c) If Agent approves a request for an Advance, an Advance shall be made on the date that the conditions set forth in Section 3.5 and, if applicable, Section 3.6 below shall have been satisfied (or waived in accordance with Section 8.4), which date shall be at Borrower's option but not more than ten (10) Business Days after Agent's approval has been given (each, an "Advance Closing Date"). In the event on an Advance Closing Date occurring after the Closing Date, a New Mortgaged Property will not be added to the Mortgaged Property, Borrowers shall be required to satisfy or cause to be satisfied only the conditions set forth in Section 3.5 below. On the Advance Closing Date occurring on the Closing Date and on each Advance Closing Date occurring after the Closing Date on which a New Mortgaged Property will be added to the Mortgaged Property, Borrower shall be required to satisfy or cause to be satisfied, in addition to the conditions set forth in Section 3.5, with respect to each Mortgaged Property (including each New Mortgaged Property) being added to the Mortgaged Property on such Advance Closing Date, the conditions set forth in Section 3.6 below.

          Section 3.4. Information Delivery Requirements. If a Borrower proposes to add a Mortgaged Property (including a New Mortgaged Property, if applicable) to the Mortgaged Property on an Advance Closing Date, Borrower shall be required to satisfy the following information delivery requirements with respect to such Mortgaged Property:

          (A) Survey. Agent shall have received the Survey with respect to the Mortgaged Property which shall be in form and substance satisfactory to Agent.

          (B) Engineering Report. Agent shall have received the Engineering Report with respect to the Mortgaged Property prepared by the Engineer, which Engineering Report shall be acceptable to Agent.

          (C) Environmental Matters. Agent shall have received an Environmental Report prepared by an Environmental Auditor with respect to the Mortgaged Property, which Environmental Report shall be acceptable to Agent.

          (D) Financial Information. Agent shall have received acceptable financial information relating to the Mortgaged
Property. Such information shall include the following, to the extent reasonably available:

          (i) operating statements for the current year (including actual to date information, an annual budget and trailing twelve month data in hard copy and on diskette) and for not less than the three preceding years (including tenant improvements costs, leasing commissions, capital reserves, major repairs, replacement items and occupancy rates in hard copy and on diskette);

         (ii) copies of Leases with respect to tenants occupying more than 10% of the rentable square footage of the Mortgaged Property or contributing more than 10% of the revenue for the Mortgaged Property, a copy of the standard lease form and tenant lease abstracts, if available;

        (iii) current property rent roll data on a tenant by tenant basis in hard copy and on diskette (including name, square footage, lease term, expiration date, renewal options, base rent per square foot, sales volume psf, percentage rent terms, additional rent clauses (including stops, offsets, and other special provisions), escalation clauses for increase in operating expense, maintenance, insurance, real estate taxes and utilities, assignment, sublet and cancellation provisions and purchase options);

         (iv) current property leasing information (including asking rent rates for available anchor and in-line space, amount of current vacant space out for signature and under negotiation, typical tenant improvement cost per square foot (new versus renewal) and leasing concessions (free rent), leasing commissions (new versus renewal) and historical turnover ratio),

          (v) current real estate tax bills and historical real estate tax bills of record for the Mortgaged Property for not less than the three preceding years,

         (vi) insurance certificates indicating the type and amount of coverage, and

        (vii) the most recent annual consolidated financial statements and unaudited quarterly consolidated financial statements).

The annual consolidated financial statements relating to the Mortgaged Property shall be either (x) audited by a "Big Six" accounting firm or another firm of certified public accountants acceptable to Agent in its sole discretion or (y) done in accordance with agreed upon procedures reasonably acceptable to Agent to be performed by a "Big Six" accounting firm or another firm of certified public accountants acceptable to Agent in its sole discretion to create similar information; provided, that if the Mortgaged Property was not audited, but the operations of the Mortgaged Property were included in the audited financial statements of another entity, a certification from the certified public accounting firm which performed the audit to the effect that the financial statements of the Mortgaged Property are consistent with the financial statements of the Mortgaged Property included in the audited consolidated financial statements of such entity is acceptable in lieu of audited financial statements for the Mortgaged Property.

          (E) Pro-Forma Financial Statement. Agent shall have received (i) the initial pro forma financial statement for the Mortgaged Property for the following twelve months (including on an annual and monthly basis a break-down of projected revenues and property expenses and Capital Improvement Costs (including Leasing Commissions and TI Costs) and replacement reserve costs,
(ii) a financial statement that forecasts projected revenues and operating expenses for not less than three to five years (including the assumptions used in such forecast), and (iii) any local retail market study and/or research and demographics report prepared for Borrower and/or commercially available.

          (F) Additional Real Estate Matters. Agent shall have received such other real estate related certificates and documentation relating to the Mortgaged Property as may have been reasonably requested by Agent. Such documentation shall include the following, to the extent reasonably available:

       (i) certificates of occupancy issued by the appropriate
     Governmental Authority of the jurisdiction in which the Mortgaged Property is located reflecting the use of the Mortgaged Property as of the Advance Closing Date,

      (ii) at Borrower's option, letters from the appropriate local Governmental Authority of the jurisdiction in which the Mortgaged Property is located, certifying that the Mortgaged Property is in compliance with all applicable zoning laws, rules and regulations, or a zoning endorsement to the applicable Title Insurance Policy with respect to the Mortgaged Property or an opinion of zoning counsel to such effect,

     (iii) abstracts of all Leases in effect at the Mortgaged
     Property and copies of such of the Leases as Agent may request (in addition to the copies delivered above),

      (iv) an estoppel certificate, in form and substance acceptable to Agent or in a form substantially similar to the form used in connection with any Ground Lease in effect as of the Closing Date, from the lessor under any Ground
     Lease on the Mortgaged Property;

       (v) estoppel certificates in form and substance acceptable to Agent in respect of all anchor-tenant Leases and 70% of the in-line tenant Leases at the Mortgaged
     Property;

      (vi) a copy of the purchase agreement, if any, pursuant to which a Borrower intends to acquire the Mortgaged Property, and

     (vii) graphics (including interior and exterior photographs, rental brochures and a competitive properties map).

          (G) Site Inspection. Agent shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Mortgaged Property to be acquired or refinanced with the Loan which inspection is satisfactory to Agent in its sole discretion.

          Section 3.5. Conditions Precedent to Each Disbursement of an Advance. An Advance shall be made on an Advance Closing
Date only when each of the conditions set forth below shall have been satisfied (or waived in accordance with Section 8.4), together with the conditions set forth in Section 3.6 (if applicable):

          (A) Lien Search Reports. Not more often than once every three (3) months (or more frequently in the event Agent has reasonable grounds to believe any Liens may exist on the Collateral) Agent shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies acceptable to Agent with respect to the Collateral and Borrowers, such searches to be conducted in each of the locations set forth on Exhibit I attached hereto.

          (B) Consents, Licenses, Approvals, etc. Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrowers and Manager, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          (C) Financial Statements. Agent shall have received the audited consolidated financial statements of the Guarantor for the most recent fiscal year, and the unaudited consolidated financial statements of the Guarantor for the three-, six- and nine-month periods ended on a date not more than three (3) months prior to the Advance Closing Date. All audited financial statements must have been prepared by a "Big Six" certified public accounting firm or other firm reasonably acceptable to Agent.

          (D)  Representations and Warranties.  The
representations and warranties herein and in the other Loan
Documents shall be true and correct in all material respects on such date both before and after giving effect to the making of the Advance.

          (E) No Default or Event of Default. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of the Advance.

          (F) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Advance or the Loan or the consummation of the Transactions.

          (G) Transaction Costs. Borrowers shall have paid all Transaction Costs for which bills have been submitted and have not been previously paid.

          (H) Title Insurance Policy. With respect to each Advance Closing Date after the initial Advance Closing Date with respect to the Mortgaged Properties commonly known as Ames/Raynham, Massachusetts and Wampanoag, Rhode Island, Agent shall have received an endorsement to the existing Title Insurance Policy (in form and substance satisfactory to Agent) which amends the existing Title Insurance Policy by stating that the amount of insurance is equal to one hundred twenty-five percent (125%) of the then Allocated Loan Amount of such Mortgaged Property; provided, however, that if a New Mortgaged Property is being added to the Mortgaged Property on such Advance Closing Date, then the conditions precedent set forth in Section
3.6 shall control with respect to the requirements of the Title Insurance Policy and this Section 3.5(H) shall be of no force or effect.

          (I) Bring-Down Certificates. Agent shall have received a certificate of the secretary or assistant secretary of each Borrower or the Managing Entity of each Borrower that is a limited partnership, as the case may be, and Guarantor dated the Advance Closing Date, certifying that (i) the representations and warranties herein are true and correct in all material respects on such Advance Closing Date as if made on such date (subject to any exceptions to such representations and warranties set forth in an exhibit to such certificate which exceptions shall not have a Material Adverse Effect), (ii) no Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such Advance Closing Date, (iii) such Borrower, the Managing Entity of each Borrower that is a limited partnership and Guarantor are in good standing in their respective jurisdictions of organization and (iv) there have been no changes in the Organizational Documents of each Borrower, the Managing Entity of each such Borrower that is a limited partnership or Guarantor, respectively, since the date of the most recent certification thereof (or if there have been changes, certifying as to the changes).

          Section 3.6. Conditions Precedent to Disbursement of an Advance on an Advance Closing Date on Which a Mortgaged Property Will be Added to Collateral. On each Advance Closing Date on which a Mortgaged Property (including a New Mortgaged Property) will be added to the Mortgaged Property, an Advance shall be made on such date only when each of the conditions set forth below shall have been satisfied (or waived in accordance with Section 8.4), together with the conditions set forth in
Section 3.5:

          (A)  Loan Documents.

          With respect to the initial Advance Closing Date only:

          (i) Global Note. Borrowers shall have executed and delivered to the Agent the Global Note.

         (ii) Pledge Agreement. Each of the principals of Borrowers shall have executed and delivered the Pledge
     Agreement to the Agent.

        (iii) Financing Statements. Borrowers shall have executed and delivered to Agent all financing statements specified on Exhibit H attached hereto and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

         (iv) Mortgage; Assignment of Leases and Rents. Each Borrower shall have executed and delivered to Agent the duly executed (i) Mortgage and (ii) Assignments of Leases and Rents in recordable form with respect to the related Mortgaged Property and such Mortgages and Assignments of Leases and Rents shall have been filed of record in the appropriate filing office in the jurisdiction in which the Mortgaged Property is located or irrevocably delivered to the title insurance company issuing the Title Insurance Policy for recordation.

          (v) Title Insurance Policy. Agent shall have received a marked commitment (in form and substance satisfactory to Agent) to issue the Title Insurance Policy in respect of the Mortgaged Property with the amount of the insurance equal to one hundred twenty-five percent (125%) of the then Allocated Loan Amount of each Mortgaged Property subject only to such exceptions as are satisfactory to Agent for the Mortgaged Property.

         (vi)  Management Agreement and Manager's Subordination.
     Agent shall have received the executed Management Agreement.
     Manager shall have executed and delivered each Manager's
     Subordination to Agent.

        (vii) Contract Assignment. Borrower shall have executed and delivered to Agent a Contract Assignment with respect to the Mortgaged Property being acquired, if applicable.

          With respect to each Advance Closing Date subsequent to the initial Advance Closing Date and with respect only to the applicable Borrower joining this Agreement (or adding a Mortgaged Property to the Collateral pledged by it) and the Mortgaged Property being added to the Collateral securing the Loan:

          (i) Mortgage; Assignment of Rents and Leases. Such Borrower shall have executed and delivered to Agent a Mortgage and an Assignment of Rents and Leases with respect to each New Mortgaged Property being added to the Mortgaged Property or, if approved by Agent, an amendment to an existing Mortgage and Assignment of Rents and Leases and such Mortgage and Assignment of Rents and Leases or amendment shall have been filed of record in the appropriate filing office in the jurisdiction in which such New Mortgaged Property is located or irrevocably delivered to a title agent for such recordation.

         (ii) Loan Agreement, Global Note Signature Pages, Pledge Agreement. To the extent that with respect to a New Mortgaged Property, the Mortgage is executed and delivered by a new Borrower joining this Agreement, such new Borrower shall have executed and delivered to Agent a counterpart signature page to this Agreement and the Global Note which, from and after the date so executed and delivered by such new Borrower and when taken together with the existing signature pages for such documents, shall constitute the signature pages to such documents and each of the principals of such new Borrower shall have executed and delivered a Pledge Agreement to the Agent.

         (iii) Financing Statements. Such Borrower shall have executed and delivered to Agent all financing statements specified on Exhibit H attached hereto and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

        (iv)  Management Agreement and Manager's Subordination.
     Agent shall have received the executed Management Agreement.
     Manager shall have executed and delivered each Manager's
     Subordination to Agent.

         (v) Contract Assignment. Such Borrower shall have executed and delivered to Agent a Contract Assignment with respect to the New Mortgaged Property being pledged, if applicable.

          B. Opinions of Counsel. Agent shall have received from real estate counsel to Borrower in each jurisdiction in which a Mortgaged Property is located, its legal opinion in substantially the form delivered to Lender on the Closing Date as to the enforceability of the Mortgage and other matters referred to therein. Each of such legal opinions will be addressed to Agent and Lenders, dated the Advance Closing Date, and in form and substance satisfactory to Agent and its counsel. Borrowers hereby instruct such counsel to deliver to Agent and Lenders such opinions addressed to Agent.

          C. Insurance. Agent shall have received certificates of insurance demonstrating insurance coverage in respect of the Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Mortgage. Such certificates shall indicate that Agent and Collateral Agent are named additional insureds as their interests may appear and shall contain a loss payee endorsement in favor of Agent and the Collateral Agent with respect to the property policies required to be maintained under the Mortgage.

          D. Title Insurance Policy. Agent shall have received either (i) an unconditional commitment (in form and substance reasonably satisfactory to Agent) to issue the Title Insurance Policy covering the New Mortgaged Property with an amount of insurance equal to one hundred twenty-five percent (125%) of the then Allocated Loan Amount of such New Mortgaged Property, or
(ii) an endorsement to the existing Title Insurance Policy (in form and substance satisfactory to Agent) which amends the existing Title Insurance Policy by (x) adding the legal description of the New Mortgaged Property to Schedule A thereof,
(u) adding Permitted Encumbrances to Schedule B thereof, if applicable and (z) stating that the amount of insurance is equal to the then outstanding principal balance of the Loan or such other amount as shall be reasonably acceptable to Lender.

          Section 3.7. Acceptance of Borrowings. The acceptance by Borrowers of the proceeds of an Advance shall constitute a representation and warranty by Borrowers to Agent that all of the conditions to be satisfied under Section 3.4 through 3.6 in connection with the making of the Advance have been satisfied or waived in accordance with Section 8.4.

          Section 3.8. Form of Loan Documents and Related Matters. All of the Loan Documents, whether or not referred to in this Article III, unless otherwise specified, shall be delivered to Agent, and shall be satisfactory in form and substance to Agent in its sole discretion (unless the form thereof is prescribed herein).


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          Section 4.1.  Representations and Warranties.  Each
Borrower (for itself) and Guarantor, as applicable, represent and warrant that, as of the Closing Date:

          (A) Organization. Borrower (i) is duly incorporated or organized (in the case of a corporation or limited partnership, respectively), validly existing and in good standing under the laws of the state of its incorporation or organization,
(ii) has the requisite power and authority to own in fee or lease pursuant to a ground lease its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in the jurisdiction in which the Mortgaged Property is located, and
(iii) has the requisite power to execute and deliver, and perform its obligations under all of the Loan Documents to which it is a party. Guarantor (i) is a duly organized and validly existing real estate investment trust in good standing under the laws of the State of Maryland, (ii) has the requisite power and authority to carry on its business as now being conducted, and (iii) has the requisite power to execute and deliver, and perform its obligations under all of the Loan Documents to which it is a party.

          (B) Authorization; No Conflict; Consents and Approvals. The execution and delivery by each Borrower and Guarantor of this Agreement, and each of the other Loan Documents to which it is a party, each Borrower's and Guarantor's performance of its respective obligations hereunder and thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite action on the part of Borrower and Guarantor, as the case may be, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Organizational Documents of Borrower or Guarantor, respectively, or any indenture or material agreement or other material instrument to which Borrower and/ or Guarantor is a party or by which Borrower and/or Guarantor is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or Guarantor pursuant to any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, no Borrower or Guarantor is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, or the other Loan Documents executed and delivered by Borrower or Guarantor on or prior to the Closing Date.

          (C) Enforceability. This Agreement executed by Borrower and Guarantor, the Global Note, each Registered Note, the Mortgage and each other Loan Document executed by Borrower, and the Guaranty executed by Guarantor in connection with the Loan (including, without limitation, any Collateral Security Instrument), are the legal, valid and binding obligations of Borrower and/or Guarantor, as the case may be, enforceable against Borrower and/or Guarantor, as the case may be, in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. This Agreement, the Global Note, the Guaranty, the Mortgage and such other Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor (including the defense of usury), nor will the operation of any of the terms of this Agreement, the Global Note, the Guaranty, the Mortgage and such other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (D) Litigation. Except as disclosed in writing to Lender, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the best knowledge of Borrower and Guarantor, threatened against Borrower, Guarantor or the Mortgaged Property which actions, suits or proceedings, if determined against Borrower, Guarantor or the Mortgaged Property, are reasonably likely to result in a Material Adverse Effect.

          (E) Agreements. Neither Borrower nor Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or Guarantor is bound which is reasonably likely to have a Material Adverse Effect. Neither Borrower nor Guarantor is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect.

          (F) No Bankruptcy Filing. Neither Guarantor nor Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Neither Guarantor nor Borrower has knowledge of any Person contemplating the filing of any such petition against it.

          (G) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrowers' assets, taken as a whole, exceeds and will, immediately following the making of the Loan, exceed Borrowers' total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). Giving effect to the transactions contemplated hereby, the fair saleable value of Guarantor's assets exceeds and will, immediately following the making of the Loan, exceed Guarantor's total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). The fair saleable value of Borrowers' assets, taken as a whole, is and will, immediately following the making of the Loan, be greater than Borrowers' probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). The fair saleable value of Guarantor's assets is and will, immediately following the making of the Loan, be greater than Guarantor's probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Guarantor's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower). Guarantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Guarantor).

          (H) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or Guarantor in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower or Guarantor which has not been disclosed to Agent which is likely to result in a Material Adverse Effect.

          (I) Financial Information. All financial data concerning Borrower and Guarantor that has been delivered by Borrower and Guarantor to Agent is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Agent, there has been no change in the financial position of Borrower and Guarantor or in the results of operations of Borrower or Guarantor which change is reasonably likely to result in a Material Adverse Effect. Neither Borrower nor Guarantor has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which is reasonably likely to result in a Material Adverse Effect.

          (J) Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          (K) Compliance. Borrower and Guarantor are in compliance with all applicable Legal Requirements the noncompliance with which is not reasonably likely to have a Material Adverse Effect. Neither Borrower nor Guarantor is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which is reasonably likely to have a Material Adverse Effect.

          (L)  Single-Purpose Entity.

          (i) Borrower at all times since its formation has been duly formed and validly existing and (other than in the case of KRT Union Corp.) a Single-Purpose Entity. If Borrower is formed under the law of a State other than the State where the Mortgaged Property owned by it is located, Borrower is duly qualified as a foreign corporation or limited partnership in the jurisdiction in which the Mortgaged Property is located.

         (ii) Borrower at all times since its formation has complied with the provisions of its Organizational Document since same was executed and delivered and the laws of the State of its organization relating to corporations or limited partnerships.

        (iii) All customary formalities regarding the corporate or limited partnership existence of Borrower have been observed at all times since its organizational document was executed and delivered.

         (iv) Borrower has at all times since it began maintaining such items accurately maintained its financial statements, accounting records and other documents separate from those of its shareholders or partners, as the case may be, Affiliates of its shareholders or partners, as the case may be, and any other Person. Borrower has not at any time since its formation commingled its assets with those of its shareholders or partners, as the case may be, any Affiliates of its shareholders or partners, as the case may be, or any other Person (other than other Borrowers). Borrower has at all times since establishing its own bank accounts accurately maintained its own bank accounts and separate books of account.

          (v) Borrower has at all times since receiving funds paid its own liabilities from its own separate assets.

         (vi) Borrower has at all times since its formation identified itself in all dealings with the public, under Borrower's own name and as a separate and distinct entity. Borrower has not at any time since its formation identified itself as being a division or a part of any other entity. Borrower has not at any time since its formation identified its shareholders or partners, as the case may be, or any Affiliates of its shareholders or partners, as the case may be, as being a division or part of Borrower.

        (vii) Borrower is as of the date hereof adequately capitalized in light of the nature of its business.

       (viii) Borrower has not at any time since its formation assumed or guaranteed the liabilities of its shareholders or partners, as the case may be (or any predecessor corporation, partnership or limited liability company), any Affiliates of its shareholders or partners, as the case may be, or any other Persons, except for liabilities relating to the Mortgaged Property and except as permitted by or pursuant to this Agreement. Borrower has not at any time since its formation acquired obligations or securities of its shareholders or partners, as the case may be (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders or partners, as the case may be. Borrower has not at any time since its formation made loans to its shareholders or partners, as the case may be (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders or partners, as the case may be.

         (ix) Borrower has not at any time since its formation entered into and was not a party to any transaction with its shareholders or partners, as the case may be (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders or partners, as the case may be, except for in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party (other than in connection with the execution by Borrower and Manager of the Management Agreement).

          (M) Plans and Welfare Plans. The assets of Borrower are not treated as "plan assets" under regulations currently promulgated under ERISA. Each Plan, and, to the best knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Agent under Section 5.1(U)(i). Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan. No event has occurred, and there exists no condition or set of circumstances, in connection with any Plan or Welfare Plan under which Borrower or, to the best knowledge of Borrower, any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower, or, to the best knowledge of Borrower, any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits.

          (N) Location of Chief Executive Offices. The location of Borrower's and Guarantor's principal place of business and chief executive office is 128 Fayette Street, Conshohocken, Pennsylvania 19428.

          (O) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (P) Labor Matters. Borrower is not a party to any collective bargaining agreements.

          (Q) Pre-Closing Date Activities. Borrower has not conducted any business or other activity on or prior to the Closing Date, other than in connection with the acquisition, ownership and operations of the Mortgaged Property.

          Section 4.2. Advance Closing Date Representations. As of each Advance Closing Date, Borrower and Guarantor shall make all of the foregoing representations and warranties and shall additionally represent and warrant that:

          (A) Title to the Mortgaged Property. Borrower owns good, marketable and insurable fee simple title to the Mortgaged Property (or, with respect to the Leasehold Borrowers, holds the leasehold estate in the Mortgaged Property), free and clear of all Liens, other than the Permitted Encumbrances applicable to the Mortgaged Property. Except as set forth on Schedule 4, there are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Mortgaged Property.

          (B)  Other Debt.  Except for the debt permitted under
Section 6.1(C), Borrower has not borrowed or received other debt financing whether unsecured or secured by the Mortgaged Property or any part thereof.

          (C) Condemnation. No Taking has been commenced or, to Borrower's or Guarantor's knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property except to the extent set forth in any Title Insurance Policy.

          (D) Use of Proceeds; Margin Regulations. Borrower and/or Guarantor and/or their Affiliates will use the proceeds of the Advance for the purposes described in Section 2.2. No part of the proceeds of the Advance will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

          (E) Utilities and Public Access. Each Mortgaged Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities. Except as set forth in any Title Insurance Policy, all public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property except for land of the utility company providing such utility service. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Mortgaged Property.

          (F) Environmental Compliance. Except for matters set forth in the Environmental Reports delivered to Agent in connection with the Loan (true, correct and complete copies of which have been provided to Agent by Borrower):

          (i) Borrower and the Mortgaged Property are each in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Borrower or Manager of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Mortgaged Property under all Environmental
     Laws) except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

         (ii) There is no Environmental Claim pending or, to the best knowledge of Borrower, threatened, and no penalties arising under Environmental Laws have been assessed, with respect to the Mortgaged Property or otherwise, against Borrower or Manager or, to the best knowledge of Borrower, against any Person whose liability for any Environmental Claim Borrower or Manager has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to the Mortgaged Property or any alleged failure by Borrower or Manager or any Mortgaged Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower or Manager for any Use or Release of any Hazardous Substances.

        (iii) There have been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against Borrower, Manager, or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower or Manager has or may have retained or assumed either contractually or by operation of law.

         (iv) Without limiting the generality of the foregoing, there is not present at, on, in or under the Mortgaged Property, PCB-containing equipment (to the best of Borrower's knowledge), asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or, to the best of Borrower's knowledge, lead based paint.

          (v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Mortgaged Property and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Mortgaged Property to Liens under any Environmental Law.

         (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to the Mortgaged Property which have not been made available to Agent.

          (G) Mortgage and Other Liens. The Mortgage creates a valid and enforceable first priority Lien on the Mortgaged Property, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC.

          (H) Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

          (I) No Joint Assessment; Separate Lots. Borrower has not suffered, permitted or initiated the joint assessment of the Mortgaged Property (i) (other than in the case of the leasehold estate comprising a portion of the Mortgaged Property held by Lilac New York Corp.) with any other real property constituting a separate tax lot, and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property as a single lien. The Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot (other than in the case of the leasehold estate comprising a portion of the Mortgaged Property held by Lilac New York Corp.).

          (J) No Prior Assignment. Agent is the assignee of Borrower's interest under the Leases. There are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

          (K) Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary to the use and operation of the Mortgaged Property, except where the failure to obtain such Permits would not have a Material Adverse Effect. The use being made of the Mortgaged Property is in conformity in all material respects with the certificate of occupancy and/or Permits for the Mortgaged Property and any other restrictions, covenants or conditions affecting the Mortgaged Property.

          (L) Flood Zone. Except as shown on the Survey, the Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

          (M) Physical Condition. Except as set forth in the Engineering Report, the Mortgaged Property is free of structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

          (N) Security Deposits. Borrower and Manager are in compliance with all Legal Requirements relating to all security deposits with respect to the Mortgaged Property as to which failure to comply is reasonably likely to have a Material Adverse Effect.

          (O) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

          (P) Intellectual Property. All material trademarks, trade names and service marks that Borrower or Guarantor owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower or Guarantor as presently conducted or as Borrower or Guarantor contemplates conducting its business. Neither Borrower nor Guarantor has infringed, is infringing, and has received notice of infringement with respect to asserted trademarks, trade names and service marks of others.

          (Q) No Encroachments. Except as shown on the Survey, all of the Improvements which were or would be included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Mortgaged Property encroach upon any of the Improvements, so as to materially and adversely affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance. All of the Improvements comply with all requirements of any applicable zoning and subdivision laws and ordinances, except where the failure to comply is not reasonably likely to result in a Material Adverse Effect.

          (R) Management Agreement. Each Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

          (S) Leases. The Mortgaged Property is not subject to any Leases other than the Ground Leases and other than the Leases described in the rent roll delivered to Agent in connection with the making of the Loan. To the best of Borrower's knowledge, no person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases or sub-leases granted thereunder. Subject to any exceptions set forth in the estoppel certificates and/or rent rolls delivered to Agent pursuant to this Agreement, the current Leases are in full force and effect and there are no material defaults thereunder by either party and no conditions which with the passage of time and/or notice would constitute material defaults thereunder.

          (T) Compliance. Borrower, Guarantor, each Mortgaged Property and Borrower's use thereof and operations thereat comply with all applicable Legal Requirements (including, without limitation, building and zoning ordinances and codes), except where the failure to comply is not reasonably likely to result in a Material Adverse Effect.

          (U) Financial Information. All financial data concerning Borrower, Guarantor and the Mortgaged Property that has been delivered by or on behalf of Borrower to Agent is true, complete and correct in all material respects and, in the case of financial statements only, have been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Agent, there has been no change in the financial position of Borrower, Guarantor and the Mortgaged Properties which change is reasonably likely to result in a Material Adverse Effect. Neither Borrower nor Guarantor has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or any Mortgaged Property.

          (V) Ground Leases. Other than the Ground Leases described on Schedule 3 attached hereto and made a part hereof, no Mortgaged Property consists of a leasehold estate in whole or in part. With respect to the Ground Leases described on Schedule 3:

          (i) each such Ground Lease or memorandum thereof, including all amendments and modifications thereto, or a separate agreement signed by the applicable lessor has been duly recorded; each such Ground Lease by its terms permits the interest of the Leasehold Borrower thereunder to be encumbered by the applicable Mortgage; and there has been no change in the terms of such Ground Lease since its recordation other than as set forth in Schedule 3;

         (ii) no Ground Lease is subject to any Liens or encumbrances other than the related Mortgage, subject to the Permitted Encumbrances, and each Ground Lease is prior to all Liens (other than the Lien of the related Mortgage), charges and encumbrances on the fee interest of the lessor thereunder;

        (iii) each such Ground Lease is valid and subsisting and is in full force and effect in accordance with its terms and no uncured event of default has occurred under such Ground
     Lease;

         (iv) the Mortgage encumbering each Ground Lease conforms and complies with such Ground Lease, does not constitute a violation or default under such Ground Lease, and is and shall at all times constitute a valid Lien (subject only to Permitted Encumbrances) on the applicable Leasehold Borrower's entire estate under such Ground Lease;

          (v) all Ground Rent due and payable through and including the Closing Date has been paid; and

         (vi) all terms, conditions, and agreements contained in the Ground Leases have been performed to the extent they apply to periods through and including the Closing Date.

          Section 4.3. Survival of Representations. Borrowers and Guarantor agree that (i) all of the representations and warranties of Borrowers and Guarantor set forth in Section 4.1 and elsewhere in this Agreement (but not in Section 4.2) and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date, (ii) all of the representations and warranties of Borrowers and Guarantor set forth in Section 4.2 and elsewhere in this Agreement (including in Section 4.1) and in the other Loan Documents are, except as set forth in Section 3.5(I), made as of each Advance Closing Date, and (iii) all representations and warranties made by Borrowers and Guarantor shall survive the delivery of the Global Note, any Registered Note, the Guaranty and making of the Advances and shall continue for so long as any amount remains owing to Lenders under this Agreement, the Global Note or any of the other Loan Documents; provided, however, that the representations set forth in
Section 4.2(F) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lenders notwithstanding any investigation heretofore or hereafter made by Lenders or on their behalf.


                            ARTICLE V

                      AFFIRMATIVE COVENANTS

          Section 5.1.  Borrower Covenants.  Each Borrower (for
itself) covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

          (A) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a corporation or limited partnership, rights, licenses, Permits and franchises necessary for the conduct of its business and comply with all Legal Requirements and Insurance Requirements applicable to it and the Mortgaged Property, the failure to comply with which would have a Material Adverse Effect. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the Mortgaged Property in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower shall keep or shall cause Manager to keep the Mortgaged Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance.

          (B) Basic Carrying Costs and Other Claims. Borrower shall pay and discharge or cause Manager to pay and discharge all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgage. Borrower shall pay all Basic Carrying Costs with respect to Borrower and the Mortgaged Property in accordance with the provisions of the Mortgage, subject, however, to Borrower's rights to contest payment of Impositions in accordance with the Mortgage. Borrower's obligation to pay Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's interests.

          (C) Litigation. Borrower shall give prompt written notice to Agent of any litigation or governmental proceeding pending or threatened (in writing) against Borrower or Manager which is reasonably likely to have a Material Adverse Effect.

          (D)  Environmental Remediation.

          (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required of a Borrower pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law, because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from the Mortgaged Property or any portion thereof (collectively, the "Remedial Work"), Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within forty-five (45) days after any demand therefor by Agent or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority,
     (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Agent, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Mortgaged Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower does not perform the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lenders would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Mortgaged Property nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lenders additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Agent.

         (ii) If requested by Agent, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by Agent which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Agent may (but shall not be obligated to), upon thirty
     (30) days' prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed.
     Borrower shall pay or reimburse Agent on demand for all expenses (including reasonable attorneys' fees and disbursements), reasonably relating to or incurred by Agent in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

        (iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about the Mortgaged Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary or required under applicable Environmental Law, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Agent as soon as practicable and, in any event, within three Business Days, of any action taken.

          (E)  Environmental Matters; Inspection.

          (i) Borrower shall not permit a Hazardous Substance to be present on, under or to emanate from the Mortgaged Property, or migrate from adjoining property controlled by Borrower onto or into the Mortgaged Property, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from the Mortgaged Property, or migrate onto or into the Mortgaged Property, Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use reasonable efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into the Mortgaged Property from any adjoining property.

         (ii) Upon reasonable prior written notice, Agent shall have the right, except as otherwise provided under Leases, at all reasonable times to enter upon and inspect all or any portion of the Mortgaged Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants or occupants of the Mortgaged Property. If Agent has reasonable grounds to suspect that Remedial Work may be required, Agent shall notify Borrower and, if Borrower is not complying with Section 5.1(D), may select a consulting Engineer to conduct and prepare reports of such inspections (with notice to Borrower prior to the commencement of such inspection). Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Agent in this
     Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Agent in this Agreement, and shall expressly include the right (if Agent suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

        (iii) Borrower agrees to bear and shall pay or reimburse Agent on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements) reasonably relating to, or incurred by Agent in connection with, the inspections and reports described in this
     Section 5.1(E) (to the extent such inspections and reports relate to the Mortgaged Property) in the following situations:

               (x) If Agent has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

               (y) If any such inspection reveals an occurrence or condition that is reasonably likely to lead to an Environmental Claim; or

               (z) If an Event of Default with respect to the Mortgaged Property exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

          (F) Environmental Notices. Borrower shall promptly provide notice to Agent of:

          (i)  any Environmental Claim asserted by any
     Governmental Authority with respect to any Hazardous
     Substance on, in, under or emanating from the Mortgaged
     Property, which might involve remediation cost or liability greater than $25,000;

         (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous
     Substances from or onto, in or under any property owned by Borrower (including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and
     Liability Act, as amended, 42 U.S.C. Section 9601, et seq.), which might involve remediation cost or liability greater than $25,000;

        (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying the Mortgaged Property or any portion thereof which become known to Borrower or against the Mortgaged Property, which might involve remediation cost or liability greater than $25,000;

         (iv) the discovery by Borrower of any occurrence or condition on the Mortgaged Property or on any real property adjoining the Mortgaged Property which could involve
     Remedial Work greater than $25,000; and

          (v)  the commencement or completion of any Remedial
     Work.

          (G) Copies of Notices. Borrower shall transmit to Agent copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in
Section 5.1(F).

          (H) Environmental Claims. Agent may join and participate in, as a party if Agent so determines, any legal or administrative proceeding or action concerning the Mortgaged Property or any portion thereof under any Environmental Law, if, in Agent's reasonable judgment, the interests of Lenders will not be adequately protected by Borrower. Borrower shall pay or reimburse Agent on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements) incurred by Agent in connection with any such action or proceeding.

          (I) Environmental Indemnification. Borrower shall indemnify, reimburse, defend, and hold harmless each Lender, Agent, Collateral Agent and each of its respective parents, subsidiaries, Affiliates, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the "Indemnified Parties") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses) asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (except to the extent same are directly and solely caused by the fraud, bad faith, gross negligence or willful misconduct of any Indemnified Party and except that any Indemnified Party shall not be indemnified against claims resulting from actions taken with respect to the Mortgaged Property after Agent forecloses its Lien or security interest upon the Mortgaged Property and is a so-called "mortgagee-in-possession" unless and to the extent such indemnification relates to any of the following which occurred while Borrower owned the Mortgaged Property):

          (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental
     Claim;

         (ii) any pollution or threat to human health or the environment that is related in any way to Borrower's or any previous owner's or operator's management, use, control, ownership or operation of the Mortgaged Property (including, without limitation, all on-site and off-site activities involving Hazardous Substances), and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

        (iii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

         (iv) the breach of any representation, warranty or covenant set forth in Section 4.1(Q) and Sections 5.1(D) through 5.1(I), inclusive.

          The provisions of and undertakings and indemnification set forth in this Section 5.1(I) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

          (J) General Indemnity. Borrower shall indemnify, protect, and hold the Indemnified Parties harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, reasonable attorneys' fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the Loan Documents or any of the transactions contemplated in any thereof (collectively, the "Indemnified Liabilities"), to the extent that any of the Indemnified Liabilities results, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than the parties to this Agreement; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this Section 5.1(J) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

          (K) Access to Mortgaged Property. Borrower shall permit or shall cause Manager to permit agents, representatives and employees of Agent and each Lender to inspect the Mortgaged Property or any part thereof at such reasonable times as may be requested upon reasonable advance notice, subject, however, to the rights of the tenants of the Mortgaged Property.

          (L)  Notice of Default.  Borrower shall promptly advise
Agent of any change in Borrower's condition, financial or otherwise, which is reasonably likely to have a Material Adverse
Effect, or of the occurrence of any Default or Event of Default.

          (M) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lenders, Borrower shall cooperate fully with each Lender and/or Agent with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lenders hereunder or any rights obtained by Lenders under any of the Loan Documents and, in connection therewith, not prohibit Agent, at its election, from participating in any such proceedings.

          (N) Perform Loan Documents. Borrower shall observe, perform and satisfy or cause Manager to observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it or Manager, and shall pay when due all costs, fees and expenses required to be paid by it or Manager, under the Loan Documents executed and delivered by Borrower and Manager.

          (O) Insurance Benefits. Borrower shall cooperate with Agent in obtaining for Lenders the benefits of any Insurance Proceeds lawfully or equitably payable to Lenders in connection with the Mortgaged Property. Agent shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements) out of such Insurance Proceeds.

          (P) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

          (i) upon Lender's reasonable request therefor given from time to time (without in any way limiting the Agent's rights under Section 3.5, but not more frequently than once every three (3) months), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and (b) searches of title to the Mortgaged Property, each such search to be conducted by search firms designated by Borrower and reasonably acceptable to Agent in each of the locations designated by Agent;

         (ii) furnish to Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents or reasonably requested by Agent in connection therewith;

        (iii) execute and deliver to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Global Note, as Agent may reasonably require (including, without limitation, an amended or replacement Mortgage, UCC financing statements or Collateral Security Instruments); and

         (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          (Q) Management of Mortgaged Property. The Mortgaged Property will be managed at all times by Manager pursuant to the Management Agreement until terminated as herein provided. Pursuant to the Manager's Subordination, Manager will agree that the Management Agreement is subject and subordinate in all respects to the Lien of the Mortgage. The Management Agreement may be terminated by Agent upon thirty (30) days' prior written notice to Borrower and Manager (a) upon the occurrence and continuation of an Event of Default, or (b) if Manager commits any act which would permit termination under the Management Agreement, or (c) at any time after the capital stock of the Guarantor ceases to be listed on a national securities exchange in the United States, there is a change in the majority control of Manager. Borrower may from time to time appoint a successor manager to manage the Mortgaged Property with Agent's prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, any successor manager selected hereunder by Agent or Borrower to manage the Mortgaged Property shall be a reputable management company having experience in the management of real property of a similar type, size and quality in the state in which the Mortgaged Property is located. Borrower further covenants and agrees that Manager (including any successor property manager serving as Manager) shall at all times during the term of the Loan maintain worker's compensation insurance as required by Governmental Authorities.

          (R)  Financial Reporting.

          (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Mortgaged Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, whether such income or expense may be realized by Borrower or by any other Person whatsoever. Agent, on behalf of Lenders, shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Agent shall reasonably desire. After the occurrence of an Event of Default with respect to Borrower or the Mortgaged Property, Borrower shall pay any costs and expenses incurred by Agent to examine Borrower's accounting records with respect to the Mortgaged Property, as Agent shall reasonably determine to be necessary or appropriate in the protection of Lenders' interest.

         (ii) Borrower shall cause Guarantor to furnish to Agent annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Guarantor's financial statement audited by Arthur Andersen LLP or such other Independent certified public accountant reasonably acceptable to Agent covering Guarantor's financial position and results of operations, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Guarantor's equity, all of which shall be in form reasonably acceptable to Agent. Agent shall have the right from time to time to review the auditing procedures used in the preparation of such annual financial statements and to request additional procedures. Together with Guarantor's annual financial statements, Guarantor shall furnish to Agent an Officer's Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of Guarantor all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

        (iii) Borrowers shall furnish to Lender, within forty-five (45) days following the end of each Fiscal Year quarter a true, complete and correct unaudited quarterly financial statement with respect to each Mortgaged Property for that quarter.

        (iv) Borrower shall furnish to Agent (i) copies of all filings with the Securities and Exchange Commission ("SEC") by the Guarantor, other than Registration Statements on Form S-8 and reports under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) copies of the Guarantor's annual reports and quarterly reports within 15 days following each date on which Guarantor is (or would have been, in the event Guarantor ceases to be subject to Section 13 or 15(d) of the Exchange Act) required to file with the SEC.

         (v) Borrower shall furnish or shall cause Manager to furnish to Agent, within fifteen (15) Business Days after request, such further information with respect to the operation of the Mortgaged Property and the financial affairs of Borrower as may be reasonably requested by Agent, including all business plans prepared for Borrower.

          (vi)  Borrower shall furnish to Agent, within fifteen
     (15) Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Agent.

         (vii)  Not later than the Closing Date and,
     subsequently, at least thirty (30) days prior to the end of each of Borrower's Fiscal Years, Borrower shall submit or cause to be submitted to Agent an Operating Budget for Borrower's property expenses, Capital Improvement Costs (including Leasing Commissions and TI Costs) and replacement reserve costs for the next Fiscal Year for the Mortgaged Property.

          (S) Conduct of Business. Borrower shall cause the operation of the Mortgaged Property to be conducted at all times in a manner consistent with at least the level of operation of the Mortgaged Property as of the Closing Date, including, without limitation, the following:

          (i) to maintain or cause to be maintained the standard of the Mortgaged Property at all times at a level not lower than that maintained by prudent managers of similar facilities or land in the region where the Mortgaged
     Property is located;

         (ii) to operate or cause to be operated the Mortgaged Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and maintain or cause to be maintained all licenses, Permits and any other agreements necessary for the continued use and operation of the Mortgaged Property; and

        (iii)  to maintain or cause to be maintained sufficient
     Inventory and Equipment of types and quantities at the Mortgaged Property to enable Borrower or Manager to operate the Mortgaged Property.

          (T)  Single-Purpose Entity.

          (i) Borrower at all times will continue to be a duly formed and validly existing corporation or limited partnership under the laws of the State of its formation and a Single-Purpose Entity.

         (ii) Borrower shall at all times comply with the provisions of its Organizational Documents and the laws of the State of its formation relating to corporations or limited partnerships.

        (iii) Borrower shall observe all customary formalities regarding its existence.

         (iv) Borrower shall accurately maintain its financial statements, accounting records and other corporate documents separate from those of its shareholders or partners, Affiliates of its shareholders or partners and any other Person. Borrower shall not commingle its assets with those of its shareholders or partners, any Affiliates of its shareholders or partners, or any other Person (other than another Borrower). Borrower shall continue to accurately maintain its own bank accounts (together with other Borrowers, if applicable) and separate books of account.

          (v) Borrower shall continue to pay its own liabilities from its own separate assets.

         (vi) Borrower shall continue to identify itself in all dealings with the public, under its own name or trade names and as a separate and distinct entity. Borrower will not identify itself as being a division or a part of any other entity. Borrower will not identify its shareholders, partners or any Affiliates of its shareholders or partners as being a division or part of Borrower.

        (vii) Borrower shall continue to be adequately capitalized in light of the nature of its business.

       (viii) Except as contemplated by this Agreement, Borrower shall not assume or guarantee the liabilities of its shareholders or partners (or any predecessor corporation), any Affiliates of its shareholders or partners, or any other Persons, except for liabilities relating to the Mortgaged Property and except as permitted by or pursuant to this Agreement. Borrower shall not acquire obligations or securities of its shareholders or partners (or any predecessor corporation, partnership or limited liability company), or any Affiliates of its shareholders or partners. Borrower shall not make loans to its shareholders or partners (or any predecessor corporation), or any Affiliates of its shareholders or partners.

         (ix) Borrower shall not enter into or be a party to any transaction with its shareholders or partners (or any predecessor corporation, partnership or limited liability company) or any Affiliates of its partners, except for in the ordinary course of business on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party (other than in connection with the execution by Borrower and Manager of the Management Agreement).

          (U) ERISA. Borrower shall deliver to Agent as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

          (i)  any reportable event, as defined in
     Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
     Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
     Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
     Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

         (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

        (iii)  the institution by PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of Borrower of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (iv) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate of Borrower that results in material liability under
     Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of Borrower of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA
     Affiliate of Borrower to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

         (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate of Borrower fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

        (vii) the imposition of a lien or a security interest in connection with a Plan.

          (V) Assignment or Participation of Global Note. In the event that Agent notifies Borrower that a secondary market sale (an "Assignment") of, or a sale of a participation interest (a "Participation") in, the Global Note to another party is a desirable course of action with respect to the Loan, then Borrower shall cooperate with Agent, in the preparation of any information reasonably necessary or incidental to such Assignment or Participation with respect to the Collateral which is reasonably within the possession or control of Borrower or is obtainable by Borrower without unreasonable expense or effort and shall in good faith enter into any amendments to this Agreement necessary to accomplish the Assignment or Participation; provided, however, that Agent shall bear the cost of any third party out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred by Borrower in implementing any such amendments.

          (W) Appraisal. Borrower shall furnish to Agent at Borrower's expense upon request of Agent after the Closing Date and prior to the Maturity Date one Appraisal from an Appraiser selected by Agent with respect to the Mortgaged Property.

          (X)  Ground Leases.

          (i) Each Leasehold Borrower shall pay, promptly when due and payable (before the commencement of any "cure" or "grace" period), all Ground Rent. With respect to the Ground Leases affecting the Mortgaged Property commonly referred to as the Bradford, Pennsylvania property and the Yonkers, New York property, upon notice from Agent, simultaneously with the making of each and every payment of Ground Rent payable after the delivery of such notice, each Leasehold Borrower shall simultaneously deliver to Agent a copy of the check in the amount of such payment delivered to the payee.

          (ii) Each Leasehold Borrower shall perform and observe (before the commencement of any "cure" or "grace" period) all terms, covenants, and conditions that each such Leasehold Borrower is required to perform and observe under the applicable Ground Lease and do everything necessary to preserve and to keep unimpaired and in full force and effect the applicable Ground Lease. Leasehold Borrower shall not permit any Ground Lease to go into default (whether or not any cure period in the Ground Lease has expired).

          (iii) Each Leasehold Borrower shall enforce the obligations of the applicable lessor under each Ground Lease so that such Leasehold Borrower may at all times enjoy all its rights, benefits and privileges under the applicable
     Ground Leases.

          (iv) Leasehold Borrower shall not, without Agent consent, cause, agree to, permit, or suffer to occur any Ground Lease Impairment. Any Ground Lease Impairment made without Agent consent shall be null, void, and of no force or effect. Any party entering into or purportedly obtaining the benefit of such a purported Ground Lease Impairment is hereby placed on notice that Leasehold Borrower has no power or authority to cause, consent, or agree to such Ground Lease Impairment without Agent's consent.

          (v) Leasehold Borrower shall not, without Agent consent, such consent not to be unreasonably withheld or delayed, refuse to consent or consent to any action that any lessor under a Ground Lease or any third party takes or desires to take under or with respect to any Ground Lease, where Leasehold Borrower has such right.

          (vi) Each Leasehold Borrower shall promptly deliver to Agent a copy of any notice of default or termination, or demand for performance (other than routine bills for current Ground Rent) that it receives from any lessor under a Ground Lease. Leasehold Borrower shall furnish to Agent all information that Agent may reasonably request from time to time concerning the Ground Leases and Leasehold Borrower's compliance with the Ground Leases. Leasehold Borrower, immediately upon learning that any lessor under a Ground Lease has failed to perform any material terms and provisions under any Ground Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Ground Lease pursuant to any state or federal bankruptcy law), shall notify Agent thereof. Promptly after the Closing Date, and again promptly after execution of any amendment to the related leasehold Mortgage, each Leasehold Borrower shall notify the applicable Ground Lessor of the execution and delivery of the related leasehold Mortgage or such amendment. Such notice shall set forth, verbatim, in a form satisfactory to Agent, all provisions of the related leasehold Mortgage relating to Ground Lease Impairments. Agent shall have the right, but not the obligation, to give any lessor under a Ground Lease at any time any notice described in this paragraph or otherwise relating to the related leasehold Mortgage or the Loan.

          (vii) Leasehold Borrower shall promptly notify Agent of any request that any party to a Ground Lease makes for arbitration or other dispute resolution procedure pursuant to such Ground Lease and of the institution of any such arbitration or dispute resolution. Leasehold Borrower hereby authorizes Agent to participate in any such arbitration or dispute resolution. Leasehold Borrower shall promptly deliver to Agent a copy of the determination of each such arbitration or dispute resolution procedure.

          (viii) If Agent or its designee shall acquire or obtain a New Ground Lease, then Borrower shall have no right, title or interest whatsoever in or to such New Ground Lease, or any proceeds or income arising from the estate arising under any such New Ground Lease, including from any sale or other disposition thereof. Agent or its designee shall hold such New Ground Lease free and clear of any right or claim of Borrower, except that the proceeds thereof shall be applied as set forth in Section 2.7(b).

          (ix) Leasehold Borrower shall not amend, modify or cancel any Ground Lease without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

          (Y) Post-Closing Matters. With respect to the Borrower as of the Closing Date named KR Bradford Mall, L.P., it shall be understood and agreed that (i) the Agent shall have the right after the initial Advance Closing Date (and on a subsequent Advance Closing Date) to require that a deposit be made to the Repair Reserve Account pursuant to Section 2.13(a) for the related Mortgaged Property and (ii) such Borrower shall deliver to the Agent within one hundred twenty (120) days following the Closing Date either (i) evidence that the underground storage tanks have been removed or sealed in accordance with all applicable Legal Requirements or (ii) a Phase II Environmental Report with respect thereto reasonably acceptable to the Agent. With respect to the Borrowers named KR Barn, L.P. and Lilac New York Corp., it shall be understood and agreed that upon completion of the planned construction at the related Mortgaged Properties, such Borrowers shall deliver to the Agent final Engineering Reports reasonably acceptable to the Agent.

          (Z)  Miscellaneous Covenants.

          (i) Notwithstanding anything in this Agreement to the contrary, on the initial Advance Closing Date, Lilac New York Corp. delivered, and the Agent accepted, (a) a Mortgage securing $2,500,000 of the outstanding Principal Indebtedness which Mortgage has been filed of record in the appropriate filing office in the jurisdiction where the related Mortgaged Property is located and (b) a second priority mortgage (substantially similar in form to the Mortgage except to the extent necessary to reflect such priority) securing $1,600,000 of the outstanding Principal Indebtedness, which second priority mortgage has not been filed of record but is being held in escrow by Agent in accordance with the provisions hereof. Such second priority mortgage shall be held in escrow by Agent during the term of the Loan, but may, at the option of the Agent, be released from escrow and filed of record upon the occurrence of an Event of Default hereunder. In the event such second priority mortgage is not recorded, as aforesaid, same shall be returned to the Borrowers upon the earlier to occur of
     (x) the release of the Mortgage securing the same Mortgaged Property pursuant to this Agreement and (y) repayment in full of the Loan and termination of this Agreement. On the initial Advance Closing Date, Lilac New York Corp. shall deposit in the Repair Reserve Account, in addition to the amounts referred to in Section 2.13(a), an amount sufficient to pay all state, county and municipal recording taxes and any other fees which would be imposed on the recordation of such second priority mortgage, which amount shall only be withdrawn by Agent in connection with such recordation pursuant to this clause (Z)(i) or by the Borrowers upon the earlier to occur of (x) the release of the Mortgage securing the same Mortgaged Property pursuant to this Agreement and
     (y) repayment in full of the Loan and termination of this Agreement.

          (ii) With respect to the Mortgaged Property leased by Lilac New York Corp., such Borrower shall promptly deliver to the Agent evidence of the payment of all Impositions with respect to the tax lot of which such Mortgaged Property constitutes a portion.

                           ARTICLE VI

                       NEGATIVE COVENANTS

          Section 6.1.  Borrower Negative Covenants.  Each
Borrower, for itself, covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Agent consents thereto in writing:

          (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or, except as expressly permitted by or pursuant to the Mortgage, permit to exist, any Lien with respect to the Mortgaged Property, except: (i) Liens in favor of Agent and (ii) the Permitted Encumbrances.

          (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgage, own any real property other than the Mortgaged Property or Transfer the Mortgaged
Property.

          (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that Borrower may (i) incur secured or unsecured indebtedness relating solely to financing or leasing of Equipment used in the ordinary course of Borrower's business, to the extent that such loans or leases are ordinary and customary in the industry of operating properties similar to the Mortgaged Property, and the proceeds of which are not distributed to Borrower except as reimbursement for monies expended by Borrower to fund the financing or leasing of such Equipment or (ii) incur loans from its shareholders or partners or their Affiliates (other than the Loan), provided that (a) such loans are subordinate to the Loan and unsecured, (b) the terms of such loans provide that the related shareholders or partners shall not take any judicial or non-judicial action to commence any foreclosure proceeding with respect thereto for so long as any of the Indebtedness remains outstanding, (c) the proceeds of such loans are used by Borrower to pay expenses (including property expenses) or closing costs relating to the Mortgaged Property or to make interest payments on the Loan, and (d) such loans are on terms satisfactory to Agent.

          (D) Dissolution; Merger or Consolidation. Dissolve, terminate, liquidate, merge with or consolidate into another
Person (other than another Borrower).

          (E) Change In Business. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

          (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party (other than in connection with the execution by Borrower and Manager of the Management Agreement).

          (H) Creation of Easements. Except as expressly permitted by or pursuant to the Mortgage or this Agreement, create, or permit the Mortgaged Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

          (I)  Misapplication of Funds.  Distribute any Rents or
Moneys received from Accounts in violation of the provisions of
Section 2.12, or fail to deliver any security deposit to Manager, or misappropriate any security deposit or portion thereof.

          (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan
Documents.

          (K) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to the Mortgaged Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Mortgaged Property.

          (L) Place of Business. Change its chief executive office or its principal place of business without giving Agent at least thirty (30) days' prior written notice thereof and promptly providing Lender such information as Agent may reasonably request in connection therewith.

          (M) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to the Mortgage or this Agreement.

          (N) Management Agreement. (i) Surrender, terminate or cancel the Management Agreement, (ii) reduce or consent to either the reduction of the term of or the assignment of the Management Agreement, (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect; provided, however, that if Borrower terminates the Management Agreement and does not appoint a successor manager to manage the Mortgaged Property within three
(3) months of the date of termination, then Agent may appoint a successor manager.

          (O) Plans and Welfare Plans. Knowingly engage in or permit any transaction in connection with which Borrower or any ERISA Affiliate could be subject to either a material civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (iii) severance benefits (unless such coverage is provided after notification of and with the reasonable approval of Agent), permit the assets of Borrower to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any Plan or Welfare Plan, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower or any ERISA Affiliate.

          (P) Transfer Ownership Interests. Permit any transfer of a direct ownership interest or voting right in Borrower that would cause a Change of Control to occur.


                           ARTICLE VII

                            DEFAULTS

          Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

          (i)  if on any Payment Date the funds in the Collection
     Account are insufficient to pay the accrued and unpaid interest due on the Global Note on such Payment Date;

         (ii)  if any Borrower fails (a) to pay the outstanding
     Indebtedness on the Maturity Date or (b) to deposit into the Collection Account the amount required pursuant to Section
     2.7(a) or 2.7(b), respectively;

        (iii) if any Borrower or Guarantor fails to pay any other amount payable pursuant to this Agreement, the Guaranty or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for ten (10) days after Agent delivers written notice thereof to such Borrower;

         (iv) if, as of any Debt Service Coverage/Property Release Test Date, the Debt Service Coverage Test is not met and such test continues to not be met for ten (10) days after Agent delivers written notice thereof to Borrowers;

          (v)  if Guarantor breaches any of the Financial
     Covenants contained in the Guaranty and such breach continues for ten (10) days after Agent delivers written notice thereof to Borrowers and Guarantor;

         (vi) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower, Guarantor or Manager in connection with this Agreement, the Global Note, the Guaranty or any other Loan Document executed and delivered by Borrower, Guarantor or Manager, shall be false in any material respect as of the date such representation or warranty was made;

         (vii)  if any Borrower, Guarantor, or any Managing
     Entity makes an assignment for the benefit of creditors;

        (viii) if a receiver, liquidator or trustee shall be appointed for any Borrower, Guarantor, or any Managing Entity, or if any Borrower, Guarantor, or any Managing Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Guarantor, or any Managing Entity or if any proceeding for the dissolution or liquidation of any Borrower, Guarantor, or any Managing Entity shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, Guarantor, or such Managing Entity upon the same not being discharged, stayed or dismissed within forty-five (45) days, or if any Borrower, Guarantor, or any Managing Entity shall generally not be paying its debts as they become due;

         (ix) if any Borrower or Guarantor attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with this Agreement, the Mortgage or any other Loan Document and such delegation or assignment of rights or impermissible Transfer continues or is not corrected for ten (10) days after Agent delivers written notice thereof to Borrower or Guarantor, as the case may be;

          (x) if any provision of the Organizational Documents affecting the purpose for which any Borrower or Guarantor, is formed is amended or modified in any material respect which may adversely affect Agent or Collateral Agent, or if any Borrower, Guarantor, or any Managing Entity fails to perform or enforce the provisions of its Organizational Documents or attempts to dissolve, or if any Borrower breaches any of its representations, warranties or covenants set forth in Section 4.1(L) or 6.1(E);

         (xi) if an Event of Default as defined or described in the Global Note, the Mortgage, the Guaranty or any other
     Loan Document occurs, whether as to any Borrower, Guarantor or all or any portion of the Mortgaged Property; or

        (xii) if any Borrower, Guarantor, or any Managing Entity shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Global Note, the Guaranty or the other Loan Documents, for ten (10) days after notice to Borrowers from Agent or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i) and (ii) above as to which the grace period, if any, set forth therein is applicable), or for forty-five (45) days after notice from Agent or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such forty-five (45) day period and such Borrower, Guarantor, or such Managing Entity, as the case may be, shall have commenced to cure such Default within such forty-five (45) day period and thereafter diligently and expeditiously proceeds to cure the same, such forty-five
     (45) day period shall be extended for an additional forty-five (45) days; or

        (xiii)  if a Change of Control has occurred;

then, upon the occurrence of any such Event of Default and at any time thereafter, Lenders or their successors or assigns, may, in addition to any other rights or remedies available to them pursuant to this Agreement, the Global Note, the Mortgages, the Guaranty and the other Loan Documents, or at law or in equity, take such action, without further notice or demand, as Lenders or their successors or assigns, deems advisable to protect and enforce their rights against a Borrower and in and to all or any portion of the Mortgaged Property (including, without limitation, declaring the entire Indebtedness to be immediately due and payable) and may enforce or avail themselves of any or all rights or remedies provided in the Loan Documents against such Borrower, Guarantor and/or the Mortgaged Property (including, without limitation, all rights or remedies available at law or in equity).

          Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, other remedies available to Lenders against Borrower or Guarantor under this Agreement, the Global Note, the Mortgages, the Guaranty or any of the other Loan Documents executed by or with respect to Borrowers, or at law or in equity may be exercised by Lenders at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lenders shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Mortgaged Property. Any such actions taken by Lenders shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lenders may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

          (b) In the event of the foreclosure or other action by Lenders to enforce its remedies in connection with all or any portion of the Mortgaged Property, Lenders shall apply all Net Proceeds received to repay the Indebtedness in accordance with
Section 2.8, the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages, the Guaranty and the other Loan Documents, it being understood and agreed by Borrowers that Borrowers are liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized, cross-defaulted security granted to Lenders pursuant to the Mortgages; provided, however, that the Global Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Lenders with respect to the Mortgaged Property and applied in reduction of the Indebtedness evidenced by the Global
Note in accordance with the provisions of the Global Note, after payment by Borrowers of all transaction costs and expenses and costs of enforcement.

          Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lenders may have against Borrowers or Guarantor pursuant to this Agreement, the Guaranty or the other Loan Documents executed by or with respect to Borrowers or Guarantor, or existing at law or in equity or otherwise. Subject to applicable Legal Requirements, Lenders' rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lenders may determine in Lenders' sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lenders reserve the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on any of the Mortgaged Property, to the extent necessary to foreclose on other parts of the Mortgaged Property.

          Section 7.4. Default Administration Fee. At any time after the occurrence of an Event of Default and the acceleration of the Indebtedness, as reimbursement and compensation for the additional internal expenditures, administrative expenses, fees and other costs associated with actions to be taken in connection with such Event of Default, and regardless of whether Agent shall have commenced the exercise of any remedies pursuant to Section 7.2, the Default Administration Fee shall be payable by Borrowers to Lenders upon demand; provided, that the Default Administration Fee shall not be payable in connection with any repayment or prepayment of the Principal Indebtedness in the event the Borrowers shall be paying the Repayment Fee together with such repayment or prepayment.


                          ARTICLE VIII

                          MISCELLANEOUS

          Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by Agent of the Loan hereunder and the execution and delivery by Borrowers to Lenders of the Global Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrowers or Guarantor, shall inure to the benefit of the respective successors and assigns of Lenders. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder of the Global Note, the Guaranty, the Mortgages and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 8.2. Lenders' Discretion. Whenever pursuant to this Agreement, Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Agent, the decision of Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Agent and shall be final and conclusive.

          Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by Lenders and accepted by Borrowers in the State of New York, and the proceeds of the Global Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Mortgages and the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Mortgaged Property is located, it being understood that, to the fullest extent permitted by law of such States, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Indebtedness or obligations arising hereunder or thereunder.

          (b) Any legal suit, action or proceeding against Lenders or Borrowers arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York. Borrowers hereby (i) irrevocably waive, to the fullest extent permitted by applicable law, any objection which they, or any of them, may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding. Borrowers do hereby designate and appoint Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Alan S. Pearce, Esq. as their authorized agent to accept and acknowledge on their behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrowers at their principal executive offices, and written notice of said service of Borrowers mailed or delivered to Borrowers in the manner provided herein shall be deemed in every respect effective service of process upon Borrowers, in any such suit, action or proceeding in the State of New York. Borrowers
(i) shall give prompt notice to Agent of any changed address of their authorized agents hereunder, (ii) may at any time and from time to time designate substitute authorized agents with offices in New York, New York (which offices shall be designated as the addresses for service of process), and (iii) shall promptly designate such substitutes if their authorized agents cease to have offices in New York, New York or are dissolved without leaving successors.

          Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Global Note or any other Loan Document, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrowers shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

          Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lenders in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Global Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Global Note or any other Loan Document, Lenders shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Global Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 8.6. Notices. Any notice, consent, approval or request on behalf of the Borrowers given by a single Borrower which states that it is given on behalf of all Borrowers shall constitute action of all the Borrowers hereunder. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered (with appropriate receipt) or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or
(b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed if to Agent or initial Lender at its address set forth on the first page hereof, Attention: MaryAnne Merola, if to Collateral Agent at its address set forth on the first page hereof, and if to any Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this
Section 8.6. A copy of all notices, consents, approvals and requests directed to Agent or initial Lender shall be delivered to Latham & Watkins, 885 Third Avenue, New York, New York 10022,
Attention: Brian Krisberg, Esq.; a copy of all notices, consents, approvals and requests directed to Borrowers shall be delivered to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention:
Jonathan Margolis, Esq., and a copy of all notices, consents, approvals and requests directed to Collateral Agent shall be delivered to Bank Leumi Trust Company of New York, 562 Fifth Avenue, New York, New York 10036, Attention: Mr. Stuart Lifson. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail or expedited prepaid delivery, when delivered; or in the case of telecopy, on the Business Day the same was sent.
A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

          SECTION 8.7. TRIAL BY JURY. EACH BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE GLOBAL NOTE OR THE OTHER LOAN DOCUMENTS.

          Section 8.8.  Headings.  The Article and
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.9. Assignment. No Borrower may sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, such Borrower's rights, title, interests, remedies, powers and duties hereunder and thereunder). Each Lender shall have the right to assign or participate this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person. In the case of an Assignment by a Lender, (a) the assignee shall have, to the extent of such Assignment, the same rights, benefits and obligations as it would have if it were the original "Lender" hereunder and (b) upon any such substitution of a Lender, a replacement "Lender signature page" shall be executed and attached to this Agreement and thereupon become a part of this Agreement. Each potential assignee or participant lender shall be required to sign a confidentiality agreement which shall provide for protection of all proprietary and confidential information of each Borrower and Guarantor. Such Lender shall procure same and provide a copy to Guarantor and Borrower. Subject to the preceding sentence, each participating lender shall be entitled to receive all information received by Agent under this Agreement. Borrowers shall keep confidential to the same extent as such potential assignee or participant lender shall have agreed in such confidentiality agreement all information relating to such proposed Assignment or Participation and the identity of such potential assignee or participant.
After the effectiveness of any Participation, Agent shall provide notice to Borrowers of the identity, address and other pertinent information pertaining to the participant lender.
Notwithstanding anything in this Agreement to the contrary, after an Assignment by a Lender, "Lender" (prior to the Assignment) shall continue to have the benefits of any rights or indemnifications and shall continue to have the obligations contained herein which such Agent had during the period such party was "Lender" hereunder. Notwithstanding anything in this Agreement to the contrary, Salomon Brothers Realty Corp. shall remain as Agent for the Loan.

          Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.11. Preferences. Lenders shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrowers pursuant to this Agreement, the Global Note or any other Loan Document. Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Lenders for Borrowers' benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lenders.

          Section 8.12. Waiver of Notice. Borrowers shall not be entitled to any notices of any nature whatsoever from Lenders or Collateral Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lenders and/or Collateral Agent to Borrowers and except with respect to matters for which a Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Lenders and Collateral Agent with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lenders or Collateral Agent to Borrowers.

          Section 8.13. Remedies of Borrowers. In the event that a claim or adjudication is made that Lenders or its agents have unreasonably delayed acting in any case where by law or under this Agreement, the Global Note, the Mortgages or the other Loan Documents, Lenders or such agent, as the case may be, have an obligation to act promptly, each Borrower agrees that neither Agent, any Lender nor its agents shall be liable for any monetary damages, and each Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

          Section 8.14. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 8.15.  Offsets, Counterclaims and Defenses.
Any assignee of Lenders' interest in and to this Agreement, the Global Note, the Mortgages, the Guaranty and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Global Note, the Mortgages, the Guaranty and the other Loan Documents which Borrowers and/or Guarantor may otherwise have against any assignor of this Agreement, the Global Note, the Mortgages, the Guaranty and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers and/or Guarantor in any action or proceeding brought by any such assignee upon this Agreement, the Global Note, the Mortgages, the Guaranty and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers and/or Guarantor.

          Section 8.16. No Joint Venture or Partnership. Borrowers and Lenders intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lenders nor to grant Lenders any interest in the Mortgaged Property other than that of mortgagee or lender.

          Section 8.17. Waiver of Marshalling of Assets Defense. To the fullest extent Borrowers may legally do so, Borrowers waive all rights to a marshalling of the assets of Borrowers, and others with interests in Borrowers, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Agent under the Loan Documents to a sale of the Mortgaged Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Agent to the payment of the Indebtedness out of the Net Proceeds of the Mortgaged Property in preference to every other claimant whatsoever.

          Section 8.18.  Waiver of Counterclaim.  Borrowers and
Guarantor each hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lenders or their agents.

          Section 8.19. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Global Note, the Mortgages, the Guaranty or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 8.20. Brokers and Financial Advisors. Borrowers, Guarantor and Lenders hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrowers, Guarantor and Lenders hereby agree to indemnify and hold the others and Collateral Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.20 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

          Section 8.21.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 8.22. Estoppel Certificates. Borrowers and Lenders each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by the other to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Agent's obligation to deliver the statement pursuant to this Section 8.22, that Lenders shall have received, together with such Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          Section 8.23. Payment of Expenses. Borrowers shall pay all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of Lenders in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lenders' Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches or amended or replacement Mortgages, UCC Financing Statements or Collateral Security Instruments, title insurance premiums and filing and recording fees, third party due diligence expenses for the Mortgaged Property plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (b) the reasonable fees, expenses and disbursements of counsel to Lenders in connection with all of the foregoing, (c) all fees and expenses of Collateral Agent and (d) Agent's reasonable out-of-pocket travel expenses in connection with site visits contemplated in this Agreement. Prior to retention of third parties, Lenders shall consult with Borrowers regarding the services required, the procurement of good faith estimates, and the third parties selected to assure that costs will be reasonable in scope and amount.

          Section 8.24. Non-Recourse. Anything contained herein, in the Global Note or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Global Note or for any other Indebtedness hereunder or for any claim based hereon or thereon or otherwise in respect hereof or thereof against (i) any partner, agent, contractor, director, officer, member, consultant, manager, stockholder, subscriber to capital stock, incorporator, beneficiary, participant, trustee or advisor of any Borrower, any partner or member in any Borrower, or any partner or member therein; (ii) any trustee, officer or shareholder of Kranzco Realty Trust, or any of their personal assets; (iii) any legal representative, heir, estate, successor or assign of any thereof; (iv) any corporation (or any officer, director, employee or shareholder thereof), partnership (or any partner thereof), individual or entity to which any ownership interest in any Borrower shall have been transferred; (v) any purchaser of any asset of any Borrower; or (vi) any other Person (except Borrowers and Guarantor), for any deficiency or other sum owing with respect to the Global Note or any other Indebtedness or arising under this Agreement or any Loan Document. It is understood that the Global Note and any other Indebtedness under or with respect to this Agreement and any other Loan Document may not be enforced against any Person described in clauses (i) through (v) above; provided, however, that the foregoing provisions of this paragraph shall not (i) prevent recourse to Borrowers, Guarantor, the assets of Borrowers or Guarantor, any Mortgage, the Guaranty, any Collateral Security Instrument or other instrument or document which is pledged by Borrowers to Lenders pursuant to the Loan Documents, (ii) in the event of any actual fraud, misappropriation of funds or intentional misrepresentation, estop Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such actual fraud, misappropriating such funds, or making such intentional misrepresentation, or the recipient or beneficiary of such actual fraud, misappropriation or intentional misrepresentation, whether or not such Person, recipient or beneficiary, is any Person described in clauses (i) through (iii) above for losses relating to or arising from such actual fraud, misappropriation or intentional misrepresentation,
(iii) have any applicability whatsoever to the Pledge Agreement or the liability of the principals thereunder, (iv) prevent recourse to Borrowers (but not any of the Persons described in clauses (i) through (iii) above) with respect to the breach of any provision in this Agreement or the Environmental Indemnity Agreement, concerning Environmental Laws, Hazardous Substances and any indemnification of Lender with respect thereto contained in either document, (v) prevent recourse to the Borrowers in the event that any Borrower causes or permits a Ground Lease Impairment to occur, and (vi) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Global Note or secured by the Loan Documents, and the same shall continue until paid or discharged in full. Notwithstanding the foregoing, this Agreement and all other Loan Documents relating to the Transaction which have been executed by Guarantor have been executed by an officer or trustee of Guarantor which has been formed as a Maryland real estate investment trust pursuant to a Declaration of Trust of the Guarantor, dated June 17, 1992, as amended and restated, and not individually, and none of the trustees, officers or shareholders of the Guarantor or Borrowers shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of such Borrower for satisfaction of any liability of such Borrower in respect of this Agreement and all other Loan Documents relating to the Transaction (other than the assets of Guarantor which shall be available for satisfaction of liability of Guarantor in respect of the Guaranty), and shall not seek recourse or commence an action against any of the trustees, officers or shareholders of the Guarantor or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto. Nothing set forth in the preceding two sentences shall limit the obligations of the Borrowers and the Guarantor set forth in this Agreement and the other Loan Documents.

          Section 8.25. Confidentiality. The Lenders shall exercise commercially reasonable efforts to keep any non-public information delivered or made available to the Lenders pursuant to this Agreement or the Loan Documents confidential from any Person other than (a) Persons employed by or retained by the Lenders who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan and other extensions of credit hereunder, (b) subject to Section 8.9, any potential assignee or transferee of the Loan or participant in the Loan, (c) any Governmental Authority or representative thereof pursuant to Legal Requirements, or (d) in connection with the exercise of any remedy under the Loan Documents.

                           ARTICLE IX

                              AGENT

          Section 9.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrowers or any other Person to perform any of their obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          Section 9.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with the instructions given by any Lender, and such instructions of such Lender and any action taken or failure to act pursuant thereto shall be binding on such Lender.

          Section 9.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrowers specifying such Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by Lender, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Lenders.

          Section 9.4. Rights as a Lender. With respect to the Loan made by it, Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any Borrower or any of their Affiliates as if it were not acting as Agent, and Agent and its Affiliates may accept fees and other consideration from Borrowers or their Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

          Section 9.5. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed under Section 5.1
(J) hereof, but without limiting the obligations of Borrower under said Section 5.1 (J)) ratably in accordance with its respective portion of the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that any Borrower is obligated to pay under Section 5.1 (J) hereof, but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          Section 9.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and their Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Agent shall not be required to keep itself informed as to the performance or observance by Borrowers of this Agreement or any of the other Loan Documents or to inspect the properties or books of Borrowers or any of their Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to any Lender by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrowers or any of their Affiliates that may come into the possession of Agent or any of its Affiliates.

          Section 9.7. Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 9.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          Section 9.8. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign with the consent of Borrowers upon giving notice thereof to Lenders; provided, however, that such resignation shall not be effective until such time as the successor Agent is in place. Upon any such resignation, Lenders shall have the right to appoint a successor Agent subject to the reasonable approval of Borrowers. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation and consent thereto by Borrowers, then the retiring Agent may, on behalf of Lenders, and subject to the reasonable approval of Borrowers, appoint a successor Agent, that shall be a sophisticated financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          Section 9.9.  Agency Fee.  Each Lender will pay to
Agent an agency fee as may be agreed upon between such Lender and Agent. Borrowers shall not be liable for the payment of such fee.

          Section 9.10. Consents under Lender Loan Documents. Agent may consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, Agent shall not release any Collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the Obligations), except that no such consent shall be required, and Agent is hereby authorized, to release any Lien covering Collateral that is the subject of a disposition permitted hereunder.

          Section 9.11.  Notices, Reports and Other
Communications. Agent shall provide, at its expense, copies of each notice, report, document, correspondence or other written communication delivered to Agent by Borrowers or any Affiliates of Borrowers pursuant to any Loan Document, to each Lender identified in such notice, report, document, correspondence or other written communication or reasonably determined by Agent to be entitled thereto or affected thereby, as soon as practicable after Agent's receipt thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
                         AGENT:

                         SALOMON BROTHERS REALTY CORP. as
                         agent and initial lender, a New York
			 corporation


                         By:/s/ MaryAnne Merola
                            ________________________
                            Name:  MaryAnne Merola
                            Title:  Authorized Agent

                         BORROWER:

                         KR BRADFORD MALL, L.P.,
                         a Pennsylvania limited partnership

                              By: KR BRADFORD MALL, INC.,
                              a Pennsylvania corporation, general
			      partner


                              By:/s/ Robert H. Dennis
                                 ________________________
                                   Name: Robert H. Dennis
                                   Title:  Vice President

                         KR BARN, L.P.,
                         a Pennsylvania limited partnership

                              By: KR BARN, INC.,
                                   a Pennsylvania corporation,
				   general partner


                              By:/s/ Robert H. Dennis
                                 ________________________
                                   Name: Robert H. Dennis
                                   Title:  Vice President

                         KR VALLEY FORGE, L.P.,
                         a Pennsylvania limited partnership

                              By:  KR VALLEY FORGE, INC.,
                                   a Pennsylvania corporation,
				   general partner

                              By:/s/ Robert H. Dennis
                                 ________________________
                                   Name: Robert H. Dennis
                                   Title:  Vice President



                         LILAC NEW YORK CORP.,
                         a New York corporation
                         KR PARKWAY PLAZA I, CORP.,
                         a Connecticut corporation
                         KR WAMPANOAG, INC.,
                         a Rhode Island corporation
                         KR BROOKHAVEN, INC.,
                         a Mississippi corporation
                         KR MORGANTON, INC.,
                         a North Carolina corporation
                         KR HARRODSBURG, INC.,
                         a Kentucky corporation
                         KRT UNION CORP.,
                         a Delaware corporation
                         KRANZCO RAYNHAM, INC.,
                         a Massachusetts corporation
                         KR MINNETONKA, INC.,
                         a Minnesota corporation
                         KR ROSEVILLE INC.,
                         a Minnesota corporation
                         KR TUCSON, INC.,
                         an Arizona corporation

                         By: /s/ Robert H. Dennis
                             ________________________________
                             Name:  Robert H. Dennis
                             Vice President
                              of each of the aforementioned
				corporations


                         GUARANTOR:

                         KRANZCO REALTY TRUST,
                         a Maryland real estate investment trust



			By: /s/ Robert H. Dennis
                            __________________________________
                            Name:  Robert H. Dennis
                            Title: Vice President

                         COLLATERAL AGENT:

                         Bank Leumi Trust Company of New York,
                         a New York corporation
                         (as Collateral Agent for Salomon
			  Brothers Realty Corp. only)


                         By:/s/ Stuart Lifson
                            _________________________________
                            Name:  Stuart Lifson
                            Title: Vice President

EXHIBIT A           -    Assignment of Contracts, Licenses,
                         Permits, Agreements, Warranties and
                         Approvals (Form attached hereto)

EXHIBIT B           -    Global Note (Form attached hereto)

EXHIBIT C      -    Mortgage (Deed of Trust), Assignment of
                    Leases and Rents, Security Agreement and
                    Fixture Filing (Form attached hereto)
EXHIBIT D      -    Management Agreement (Form attached hereto)

EXHIBIT E      -    Manager's Consent and Subordination of
                    Management Agreement (Form attached hereto)

EXHIBIT F-1         -    Closing Date Opinion of Ballard Spahr
                         Andrews & Ingersoll (Guarantor matters)
                         (Form attached hereto)

EXHIBIT F-2         -    Closing Date Opinion of Robinson
                         Silverman Pearce Aronsohn & Berman LLP
                         (Loan Document enforceability) (Form
                         attached hereto)

EXHIBIT G      -    Registered Note

                              NONE.

EXHIBIT H      -    Financing Statements:

     UCC-1 Financing Statements to be executed and delivered to Lender (or its counsel) in form suitable for filing as required in the Offices of the Secretary of State and in the Offices of the Local Recorder (ie.: County, Town, City Clerk, etc.), having attached thereto the collateral descriptions substantially in the form attached hereto, with respect to (i) Mortgage/Fixture Filings and (ii) Filings in connection with Borrower's Accounts under the Loan Agreement, respectively.

             EXHIBIT A TO UCC-1 FINANCING STATEMENT


DEBTOR:________________________________ ("DEBTOR")

SECURED PARTY: SALOMON BROTHERS REALTY CORP., a New York corporation ("SECURED PARTY")

DATE:  ___________________, 199___

     This financing statement is filed pursuant to a certain mortgage, assignment of leases and rents, security agreement and fixture filing, dated as of the date hereof, made by Debtor in favor of Secured Party (the "Mortgage"), covering the following items of property:

     All of Debtor's right, title and interest in and to the real property described on Exhibit B attached hereto and made a part hereof (the "Land"), and the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements) (the "Improvements");

     TOGETHER WITH: all right, title, interest and estate of Debtor now owned, or hereafter acquired, in and to the following property, rights, interest and estates (Debtor's interest in the Land and the Improvements, together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):

          (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Debtor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (b) all "equipment" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), now or hereafter owned by Debtor or in which Debtor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by Debtor which are used in the operation of the business conducted at the Mortgaged Property; and all proceeds thereof, as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by Debtor and used or intended to be used in connection with, or with the operation of, the Land or the Improvements, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Mortgaged Property or are located elsewhere (including without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, and proceeds of, any of the foregoing (collectively, the "Equipment"); provided, however, that with respect to any items which are leased and not owned by Debtor, the Equipment shall include the leasehold interest only of Debtor, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Debtor may hereafter acquire;

          (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land and the Improvements, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Land and the Improvements;

          (d) all leases, subleases, lettings, occupancy agreements, tenancies and licenses by Debtor as landlord of the Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "Leases") and all income, rents, rent equivalents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Land and the Improvements (including, without limitation, all receivables, and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Debtor or any operator or manager of the Mortgaged Property or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

          (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property);

          (f) the right, in the name and on behalf of Debtor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Secured Party in the Mortgaged Property;

          (g)  all accounts (as defined in the Uniform Commercial
Code) now owned or hereafter acquired by Debtor, and arising out of or in connection with, the operation of the Mortgaged Property (including, without limitation, the Collection Account and the Repair Reserve Account), and all other accounts described in the Management Agreement (as such term is defined in the Mortgage) and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments (hereafter defined), Documents (hereafter defined), or other rights to payment and all forms of obligations owing at any time to Debtor thereunder, whether now existing or hereafter created or otherwise acquired by Debtor, and all proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing (including, without limitation, (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property, (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Debtor or any operator or manager of the Mortgaged Property or other commercial space located at the Mortgaged Property or acquired from others (including, without limiting the generality of the foregoing, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance), (iii) all sums of money, and all instruments, documents and securities held in any accounts in connection therewith, or any demand, time, savings or other account maintained with any bank or certificate of deposit issued by any bank with the proceeds of such account and (iv) all of the records and books of account now or hereafter maintained by or on behalf of Debtor in connection with the operation of the Mortgaged Property) (collectively, the "Accounts");

          (h)  all proceeds (as defined in the Uniform Commercial
Code) thereof and, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the Mortgaged Property (including, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgaged Property, (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Debtor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any the Mortgaged Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Mortgaged Property, (iv) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of Governmental Authority) and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property) (collectively, the "Proceeds");

          (i) all agreements to which Debtor is a party or which are assigned to debtor in the Management Agreement and which are executed in connection with the construction, operation and management of the Improvements located on the Mortgaged Property (including, without limitation, the Management Agreement and the agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired) as any such agreements have been or may be from time to time amended, supplemented or otherwise modified (collectively, "Contracts");

          (j)  all "documents" as defined in the Uniform
Commercial Code or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor
(collectively, "Documents");

          (k) all trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to the Mortgaged Property or the license to use intellectual property such as computer software owned or licensed by Debtor or other proprietary business information relating to Debtor's policies, procedures, manuals and trade secrets (collectively, "Trademarks");

          (l) all "general intangibles" as defined in the Uniform Commercial Code, now owned or hereafter acquired by Debtor (including, without limitation, (i) all obligations or indebtedness owing to Debtor from whatever source arising (other than Accounts, Rents, Instruments, Inventory (as such term is hereinafter defined), Contracts, Documents, Trademarks and Permits (as such term is hereinafter defined)), (ii) all unearned premiums accrued or to accrue under all insurance policies for the Mortgaged Property obtained by Debtor, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims (including, without limitation, proceeds of insurance, condemnation awards, and all rights of Debtor to refunds of real estate taxes and assessments),
(iii) all royalties and license fees, (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto, (v) all rights or claims in respect of refunds for taxes paid and (vi) all rights in respect of any pension plan or similar arrangement maintained for employees of Debtor) (collectively, "General Intangibles");

          (m) all (i) "instruments" as defined in the Uniform Commercial Code, "chattel paper" as defined in the Uniform Commercial Code, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Debtor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, databases, programs, books of account and files of Debtor relating thereto) and (ii) notes or other obligations of indebtedness owing to Debtor from whatever source arising, in each case now owned or hereafter acquired by Debtor (collectively, "Instruments");

          (n) all "inventory" as defined in the Uniform Commercial Code, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all Documents representing the same and all Proceeds and products of the same (including, without limitation, all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by Debtor for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto) and rights and claims of Debtor against anyone who may store or acquire the same for the account of Debtor, or from whom Debtor may purchase the same) (collectively, "Inventory"); and

          (o) all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property) (collectively, "Permits").


             EXHIBIT B TO UCC-1 FINANCING STATEMENT
                           The "Land"

             EXHIBIT A TO UCC-1 FINANCING STATEMENT



DEBTOR:        ________________________
                    ("DEBTOR")

SECURED PARTY: SALOMON BROTHERS REALTY CORP., a New York
corporation              ("SECURED PARTY")

DATE:  __________________, 199___


I. This Financing Statement covers all of the Debtor's right, title and interest in, to and under the following property assigned to the Secured Party in accordance with the Loan Agreement, dated of even date herewith, by and among, Debtor and each of the other borrowers named on the signature page thereto, as borrowers, Kranzco Realty Trust, as guarantor, Secured Party, as initial Lender and Agent, and Bank Leumi, as collateral agent (the "Loan Agreement") (all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), whether now owned or hereafter acquired, now existing or hereafter arising and wherever located (the "Collateral"):

          (i) all of Debtor's right, title and interest in and to Accounts, the Collection Account, the Deposit Account, the Eligible Account and the Repair Reserve Account and all Money and Permitted Investments, if any, from time to time deposited or held in each such account;

          (ii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing until such time as such items are disbursed from Accounts, the Collection Account, the Deposit Account, the Eligible Account and the Repair Reserve Account; and

          (iii) to the extent not covered by clause (i) or (ii) above, all Proceeds of any or all of the foregoing.

II. As used in this Financing Statement, the following terms shall have the following meanings:

     "Accounts" means all accounts (as defined in the UCC), now owned or hereafter acquired by Debtor, and arising out of or in connection with, the operation of the Mortgaged Property and all other accounts described in the Management Agreement and all present and future accounts receivables, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments, Documents or other rights to payment and all forms of obligations owing at any time to Debtor thereunder, whether now existing or hereafter created or otherwise acquired by or on behalf of Debtor, and all Proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing. Without limiting the generality of the foregoing, the term "Accounts" shall include all of Debtor's right, title and interest in and to:

          (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property;

         (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Debtor or any operator or manager of the Mortgaged Property (arising out of or in connection with, directly or indirectly, the Mortgaged Property) or other commercial space located at the Mortgaged Property or acquired from others (including, without limitation, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance);

        (iii) all sums of money, and all instruments, documents and securities held in any accounts of Debtor in connection therewith, or any demand, time, savings or other account maintained by Debtor with any bank or certificate of deposit issued by any bank with the proceeds of such account;

        (iv) all of the records and books of account now or hereafter maintained by or on behalf of Debtor or Manager in connection with the operation of the Mortgaged Property; and

         (v)  the Collection Account and the Repair Reserve
     Account.

     "Collection Account" means the account established and maintained by the Debtor pursuant to Section 2.12(a) of the Loan
Agreement.

     "Deposit Account" means the account established and maintained by the Debtor pursuant to Section 2.12(a) of the Loan
Agreement.

     "Eligible Account" means a separate and identifiable account from all other funds held by the holding institution that is:
(i) an account maintained with a federal or state chartered depository institution or trust company whose (1) commercial paper, short-term debt obligations or other short-term deposits (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the commercial paper, short-term debt obligations or other short-term deposits of such holding company) are rated by the Rating Agency(ies) not less than "A-1" (or the equivalent), if the deposits are to be held in the account for less than thirty (30) days or (2) long-term unsecured debt obligations are rated at least "AA-" (or the equivalent), if the deposits are to be held in the account more than thirty (30) days, (ii) an account the deposits in which are fully insured by the FDIC or (iii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations
Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. Following a downgrade, withdrawal, qualification or suspension of such institution's rating, each account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted.

     "Instruments" means (i) all "instruments" as defined in the UCC, "chattel paper" as defined in the UCC, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Debtor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files of such Debtor relating thereto), and (ii) notes or other obligations of indebtedness owing to such Debtor from whatever source arising, in each case now owned or hereafter acquired by such Debtor.

     "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation by Debtor of the related
Mortgaged Property.

     "Mortgaged Property" means, individually and in the aggregate, at any time, the Ground Leases, the Land, the Improvements, the Personalty, the Leases, the Rents, the Property Agreements, and the Equipment (to the extent the same shall be deemed to be fixtures), and all rights, title, interests and estates appurtenant thereto, encumbered by, and more particularly described in, the applicable Mortgage, or Deed of Trust, as the case may be.

     "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations);

          (iii) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short-term obligations of which are rated in the highest short-term rating category by the Rating
     Agency(ies);

          (iv) fully Federal Deposit Insurance Corporation-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short-term obligations of which are rated in the highest short-term rating category by the Rating Agency(ies);

          (v) debt obligations with maturities of not more than 365 days and rated by the Rating Agency(ies) in its highest long-term unsecured rating category;

          (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 270 days and that is rated by the Rating Agency(ies) in their highest short-term unsecured debt rating;

          (vii)  the Federated Prime Obligation Money Market Fund
     (the "Fund") so long as the Fund is rated "AAA" by the Rating Agency(ies); and

          (viii) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, which Secured Party shall have approved in writing;

provided, however, that the investments described in clauses (i) through (vi) above must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity; and provided, further, that, in the judgment of Secured Party, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if such instrument or security evidences (x) a right to receive only interest payments or (y) the right to receive principal and interest payments derived from an underlying investment at a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Rating Agencies" means at least two of Fitch Investors
Service, L.P., Moody's Investors Service, Inc., Duff & Phelps
Credit Rating Co. and Standard & Poor's Ratings Services.

     "Repair Reserve Account" has the meaning provided in Section
2.13 of the Loan Agreement.

     "UCC" means with respect to the Mortgaged Property, the Uniform Commercial Code as in effect on the date hereof in the state where the Mortgaged Property is located, as amended from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where the Mortgaged Property is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

EXHIBIT I      -    Lien Search Jurisdictions:

Maryland Secretary of State

Pennsylvania Secretary of State
Prothonotary of McKean County, PA
McKean County, PA
Prothonotary of Bucks County, PA
Bucks County, PA
Prothonotary of Chester County, PA
Chester County, PA
Prothonotary of Franklin County, PA
Franklin County, PA
Prothonotary of Montgomery County, PA

New York Secretary of State
Westchester County, NY

Connecticut Secretary of State
Town of Hamden, CT

Rhode Island Secretary of State
Town of East Providence

Mississippi Secretary of State
Lincoln County, MS

North Carolina Secretary of State
Burke County, NC

Kentucky Secretary of State
Mercer County

Massachusetts Secretary of State
Bristol County, MA
Town of Raynham, MA

Minnesota Secretary of State
Hennepin County, MN
Ramsey County, MN

Arizona Secretary of State
Pima County, AZ

EXHIBIT J      -    Guaranty (Form attached hereto)

EXHIBIT K      -    Assignment of Rents and Leases (Form attached
                    hereto)

EXHIBIT L      -    Pledge Agreement (Form attached hereto)

SCHEDULE 1 - Borrowers

KR BRADFORD MALL, L.P., a Pennsylvania limited partnership

KR BARN, L.P.,      a Pennsylvania limited partnership

KR VALLEY FORGE, L.P., a Pennsylvania limited partnership

LILAC NEW YORK CORP., a New York corporation

KR PARKWAY PLAZA I, CORP., a Connecticut corporation

KR WAMPANOAG, INC., a Rhode Island corporation

KR BROOKHAVEN, INC., a Mississippi corporation

KR MORGANTON, INC.,      a North Carolina corporation

KR HARRODSBURG, INC., a Kentucky corporation

KRT UNION CORP., a Delaware corporation

KRANZCO RAYNHAM, INC., a Massachusetts corporation

KR MINNETONKA, INC., a Minnesota corporation

KR ROSEVILLE INC., a Minnesota corporation

KR TUCSON, INC., an Arizona corporation

SCHEDULE 2 - Appraisers

Appraisal Group International
111 Northfield Avenue
West Orange, New Jersey

SCHEDULE 3 - Ground Leases

Bradford Mall, PA
     Lease, dated September 24, 1979, made by and between Lawrence Kadish, as lessor, and KR Bradford Mall, L.P., a Pennsylvania limited partnership, by mesne assignment, as lessee, a memorandum of which lease was recorded in the records of the McKean County Clerk, PA on December 10, 1979 in Deed Book Volume 522, Page 821.


"Circuit City", NY
     Lease, dated June, 1996, made by and between KRT Property Holdings, Inc., a Maryland corporation, as lessor, and Lilac New York Corporation, a New York corporation, as lessee, recorded in the records of the Westchester County Clerk, NY on July 29, 1996 in Liber 11485, Page 217.


Barn, PA
     Lease, dated February 27, 1997, made by and between KRT Realty Trust, a Maryland real estate investment trust, as lessor, and KR Barn, L.P., a Pennsylvania limited partnership, as lessee, which lease, or a memorandum of which lease, is intended to be recorded in the records of the Bucks County Clerk, PA.


"Parkway", CT
     Lease, dated February 27, 1997, made by and between KRT Realty Trust, a Maryland real estate investment trust, as lessor, and KR Parkway Plaza I, Corp., a Connecticut corporation, as lessee, which lease, or a memorandum of which lease, is intended to be recorded in the records of the Hamden Town Clerk, CT.

SCHEDULE 4 - Rights of First Refusal, etc.

          See annex hereto.